                                                                     EXHIBIT 2.1

                              PURCHASE AGREEMENT
                            (amended and restated)

                                     among

                          THE INTERCEPT GROUP, INC.,
          a corporation formed under the laws of the State of Georgia

                                      and

                               SLMSOFT.COM INC.,
        a corporation formed under the laws of the Province of Ontario

                                      and

                               SLMSOFT.COM INC.,
          a corporation formed under the laws of the State of Kansas


                               November 29, 2000

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
SECTION 1      DEFINITIONS.................................................................................   1

SECTION 2      TERMS OF TRANSACTION........................................................................   5
         2.1   Purchase and Sale of Software and LLC Interests.............................................   5
         2.2   Purchase Price..............................................................................   5
         2.3   Legending of Securities.....................................................................   5
         2.4   Delivery of Disclosure Memorandum...........................................................   6
         2.5   The Closing.................................................................................   6

SECTION 3      REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND THE COMPANY REGARDING THE LLC INTERESTS...   7
         3.1   Power and Authority.........................................................................   7
         3.2   Ownership of the LLC Interests..............................................................   7
         3.3   LLC Interests...............................................................................   8
         3.4   Absence of Other Claims.....................................................................   8

SECTION 4      REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND THE COMPANY...............................   8
         4.1   Organization and Authority..................................................................   8
         4.2   Compliance with Law.........................................................................   9
         4.3   Financial Matters...........................................................................   9
         4.4   Indebtedness................................................................................  10
         4.5   No Undisclosed Liabilities..................................................................  10
         4.6   Tax Matters.................................................................................  10
         4.7   Credits.....................................................................................  11
         4.8   Litigation..................................................................................  11
         4.9   Assets......................................................................................  11
         4.10  Suppliers and Customers.....................................................................  13
         4.11  Trade Secret and Employment Claims..........................................................  13
         4.12  Intellectual Property.......................................................................  13
         4.13  Contracts...................................................................................  14
         4.14  Leases......................................................................................  14
         4.15  Permits.....................................................................................  15
         4.16  Labor Matters...............................................................................  15
         4.17  Employees...................................................................................  15
         4.18  Employee Benefit Plans and Arrangements.....................................................  16
         4.19  Environmental Matters.......................................................................  17
         4.20  Events After December 31, 1999..............................................................  18
         4.21  Copies Provided to InterCept................................................................  19
         4.22  Brokers.....................................................................................  19
         4.23  Adverse Information.........................................................................  19
         4.24  Other Information...........................................................................  20
         4.25  Assets of LLC...............................................................................  20

         4.26  Access to Information........................................................................ 20
         4.27  Statements................................................................................... 20
         4.28  Experience; Investment....................................................................... 20
         4.29  Transfer..................................................................................... 21
         4.30  Notice....................................................................................... 21
         4.31  Software..................................................................................... 21
         4.32  Employees.................................................................................... 22
         4.33  Insurance Policies........................................................................... 22

     SECTION 5 REPRESENTATIONS AND WARRANTIES OF INTERCEPT.................................................. 23
         5.1   Organization and Authority................................................................... 24
         5.2   Compliance with Law.......................................................................... 24
         5.3   Outstanding Stock............................................................................ 24
         5.4   Ontario Residents............................................................................ 24
         5.5   No Undisclosed Liabilities................................................................... 25
         5.6   Litigation................................................................................... 25
         5.7   Regulatory Filings........................................................................... 25
         5.8   Brokers...................................................................................... 25
         5.9    Investment Representations.................................................................. 25
         5.10  Other Information............................................................................ 25

     SECTION 6 CONDUCT OF BUSINESS PRIOR TO CLOSING......................................................... 26
         6.1   Financial Position........................................................................... 26
         6.2   Working Capital.............................................................................. 26
         6.3   Maintenance of Assets and Business........................................................... 26
         6.4   Notice of Disputes........................................................................... 26
         6.5   Asset Transfer............................................................................... 26
         6.6   Company Financial Statements................................................................. 26
         6.7   Bank Consents................................................................................ 26
         6.8   No Action Without Consent.................................................................... 26

     SECTION 7 COVENANTS OF THE PARTIES..................................................................... 27
         7.1   Cooperation.................................................................................. 27
         7.2   Access....................................................................................... 27
         7.3   Interim Financials........................................................................... 28
         7.4   Lease-Purchase Assets........................................................................ 28
         7.5   Records...................................................................................... 28
         7.6   Use of Company Name.......................................................................... 28
         7.7   Expenses..................................................................................... 28
         7.8   Excluded Assets.............................................................................. 29
         7.9   Tax Matters.................................................................................. 29
         7.10  Survival of Warranties....................................................................... 29
         7.11  Indemnification.............................................................................. 29
         7.12  Casualty..................................................................................... 31
         7.13  Confidentiality.............................................................................. 32
         7.14  Funds Received After Closing................................................................. 33
         7.15  No Public Announcements...................................................................... 33

         7.16     Acquisition Proposals........................................................................ 33
         7.17     Further Technology and Commercial Arrangements............................................... 33
         7.18     Transition Period............................................................................ 33
         7.19     Shared Facilities............................................................................ 33
         7.20     Assumption of Leases......................................................................... 33
         7.21     Employment................................................................................... 34
         7.22     Shareholder Distribution..................................................................... 34
         7.23     Non-Competition.............................................................................. 34
         7.24     Share Payment................................................................................ 35

SECTION 8         CONDITIONS TO OBLIGATIONS OF SHAREHOLDER AND THE COMPANY..................................... 35
         8.1      Representations, Warranties and Covenants.................................................... 36
         8.2      Litigation................................................................................... 36
         8.3      Opinion of Counsel to InterCept.............................................................. 36
         8.4      Execution and Delivery of Documents.......................................................... 36
         8.5      No Adverse Change............................................................................ 36
         8.6      Required Governmental Approvals.............................................................. 36
         8.7      Other Necessary Consents..................................................................... 36
         8.8      Delivery of Documents........................................................................ 36

SECTION 9         CONDITIONS TO OBLIGATIONS OF INTERCEPT....................................................... 37
         9.1      Representations, Warranties and Covenants.................................................... 37
         9.2      Litigation................................................................................... 37
         9.3      Opinion of Counsel to the Company and Shareholder............................................ 37
         9.4      Execution and Delivery of Documents.......................................................... 37
         9.5      No Adverse Change............................................................................ 37
         9.6      Required Governmental Approvals.............................................................. 38
         9.7      Other Necessary Consents..................................................................... 38
         9.8      Disclosure Memorandum........................................................................ 38
         9.9      Shareholder Approval......................................................................... 38
         9.10     Delivery of Documents........................................................................ 38

SECTION 10        TERMINATION.................................................................................. 38
         10.1     Termination.................................................................................. 38
         10.2     Effect of Termination........................................................................ 39
         10.3     Break-up Fee................................................................................. 39

SECTION 11        PAYMENT...................................................................................... 39
         11.1     Payment...................................................................................... 39

SECTION 12        MISCELLANEOUS................................................................................ 45
         12.1     Notices...................................................................................... 45
         12.2     Parties Bound by Agreement; Successors and Assigns........................................... 46
         12.3     Entire Agreement............................................................................. 46
         12.4     Descriptive Headings......................................................................... 47
         12.5     Counterparts................................................................................. 47

         12.6     Amendments and Waivers....................................................................... 47
         12.7     Governing Law, Jurisdiction and Venue........................................................ 47
         12.8     No Third-Party Beneficiaries................................................................. 47
         12.9     Gender and Number............................................................................ 47

                              PURCHASE AGREEMENT
                            (amended and restated)


         This Purchase Agreement (amended and restated) (the "Agreement") dated
                                                              ---------
as of November 29, 2000 is by and among SLMsoft.com Inc., a corporation formed under the laws of the Province of Ontario ("Shareholder"), SLMsoft.com Inc., a
                                            -----------
corporation formed under the laws of the State of Kansas and a wholly-owned subsidiary of Shareholder (the "Company"), and The InterCept Group, Inc., a
                                -------
Georgia corporation ("InterCept"). Immediately prior to the Closing (as defined
                      ---------
below), the Company shall transfer the assets described in Section 4.25 to ICPT Acquisition I, LLC, a newly created limited liability company formed under the laws of the State of Georgia (the "LLC") and the LLC shall assume the Assumed
                                   ---
Obligations (as defined below) (together, the "LLC Assignment and Assumption"). Immediately following the completion of the LLC Assignment and Assumption, the Company will sell the LLC Interests (as defined below) to InterCept, and Shareholder will sell the Asset Interests (as defined below) to InterCept, all on the terms and subject to the conditions contained herein.

         In consideration of the mutual representations, warranties, covenants and agreements, and upon and subject to the terms and the conditions hereinafter set forth in this Agreement, the parties agree as follows:

Section 1.   Definitions

         For purposes of this Agreement, the following terms shall have the following meanings:

         "Accounting Standards" means GAAP and where not inconsistent with GAAP,
          --------------------
the prior reasonable accounting practices of the Company as specified in the Disclosure Memorandum.

         "Acquired Business" means the business conducted by the Company of
          -----------------
providing outsourced core banking data processing and licensed image/item processing services and licensing in-house core banking software to banking financial institutions in the U.S.

         "Affiliates" of a particular Person means other Persons controlled by,
          ----------
controlling, or under common control with, such Person.

         "Asset Interests" is defined in Section 2.1(a).
          ---------------

         "Asset Transfer" means the assignment to the LLC of all of the assets
          --------------
of the Company other than the Excluded Assets on or prior to the Closing Date.

         "Assumed Obligations" means all obligations to be performed under the
          -------------------
Company Contracts that relate to the Acquired Business and the Company's obligations to the Employees that occur on or after the Closing Date.

         "Banks" means Canadian Imperial Bank of Commerce and Firstar Bank
          -----
Midwest.

         "Bisys Contract" means the Company Contract between the Company (as
          --------------
assigned to the Company or predecessor of the Company from Bisys, Inc.) and United National Bank dated February 16, 1999 and expiring on February 16, 2003 that is assigned to the LLC at the Closing.

         "Charter Documents" means articles of organization and operating
          -----------------
agreement of the LLC or the articles of incorporation and bylaws of the Company or Shareholder.

         "Closing" means the consummation of the purchase and sale of the LLC
          -------
Interests and the Asset Interests under the terms of this Agreement.

         "Closing Date" means the date on which the Closing occurs.
          ------------

         "Common Stock" means InterCept's common stock, no par value.
          ------------

         "Company Contracts" means all contracts, leases, agreements,
          -----------------
indentures, licenses, mortgages, commitments or binding arrangements or relationships pursuant to which the Company is either a party or a third party beneficiary, if any.

         "Company Premises" means the real estate (including fixtures, buildings
          ----------------
and other improvements thereon) leased or used by the Company at the addresses listed in the Disclosure Memorandum.

         "Cross Country" means Cross Country Bank.
          -------------

         "Cross Country Contract" means the Company Contract between Cross
          ----------------------
Country and the Company (or predecessor of the Company) dated July 1, 1996 and expiring on July 1, 2002 that is assigned to the LLC at the Closing.

         "Data Center Leases" is defined in Section 7.20.
          ------------------

         "Deferred Amount" is defined in Section 11.1.
          ---------------

         "Designated Official" initially means Scott Meyerhoff or John Collins
          -------------------
if Mr. Collins provides Shareholder and the Company notice that he is to be considered the "Designated Official."

         "Disclosure Memorandum" means the memorandum signed and delivered by
          ---------------------
Shareholder and the Company on the Closing Date containing information required to be disclosed under this Agreement.

         "Employees" means the employees of the Company listed on Schedule 4.17.
          ---------                                               -------------

         "Encumbrance" means any mortgage, charge (whether fixed or floating),
          -----------
security interest, pledge, claim, right of first refusal, lien (including, without limitation any unpaid vendor's lien), option, hypothecation, title retention or conditional sale agreement, lease, option, restriction as to transfer, use or possession, easement, subordination to any right of any other person, and any other encumbrance on the absolute and unfettered use and ownership of any asset or property.

         "Environmental Law" includes any statute, law, code, regulation, order,
          -----------------
notice, rule, ordinance, or any requirement, restriction, limitation, condition or obligation contained therein, including any and all plans, orders, decrees, judgments, and notices issued, entered, promulgated, or approved thereunder, purporting to regulate the use, misuse, pollution or preservation of land, air and water resources including but not limited to those purporting to regulate building and planning, industrial buildings, plants or equipment, and health or safety, only as such are directly related to environmental matters.

         "Escrow Agent" means First Union National Bank.
          ------------

         "First Capital" means First Capital Bank, Victoria, Texas.
          -------------

         "First Capital Contract" means the Company Contract between First
          ----------------------
Capital and the Company (or predecessor of the Company) dated August 1 1998 and expiring on July 1, 2003 that is assigned to the LLC at the Closing.

         "GAAP" means generally accepted accounting principles of the United
          ----
States, consistently applied, as governed by all legal requirements for financial statements.

         "Hazardous Material" means any hazardous substance or any pollutant or
          ------------------
contaminant defined or included as such in (or for the purposes of) any Environmental Law.

         "Interim Balance Sheet" means the unaudited balance sheet of the
          ---------------------
Company prepared internally by the management of the Company or under the direction of the management of the Company dated as of September 30, 2000 that forms part of the Interim Financial Statements.

         "Interim Financial Statements" means the unaudited balance sheet of the
          ----------------------------
Company as of September 30, 2000, and the related unaudited statements of operations and cash flow for the nine month period then ended, prepared internally by management of the Company or anyone under the direction of the management of the Company.

         "InterCept's Business" means the business conducted by InterCept and
          --------------------
its Affiliates of providing ATM network management services, core banking software and data processing, image/item processing, and voice/data communications management services in the U.S.

         "Lease-Purchase Assets" is defined in Section 4.9(a).
          ---------------------

         "LLC Assignment and Assumption" is defined in the preamble of this
          -----------------------------
Agreement.

         "LLC Interests" means all of the equity or membership interests in the
          -------------
LLC.

         "Material Company Contracts" means: (i) as at the date of this
          --------------------------
Agreement, all the Company Contracts under which either the Company paid $120,000 or more during the 12 month period ending October 31, 2000, or the Company received $120,000 or more during the 12 month period ending October 31, 2000; and (ii) as at the Closing Date, the Company Contracts referred to in subsection (i) above and Company Contracts that the Shareholder reasonably determines shall result in the payment or receipt of more than $120,000 for the 12 month period following the Closing Date.

         "Permitted Encumbrance" means the Encumbrances granted by the Company
          ---------------------
in favor of the Banks and an Encumbrance identified as a "Permitted Encumbrance" in the Disclosure Memorandum.

         "Person" means a corporation, partnership, trust, limited liability
          ------
company, other business entity or an individual.

         "Rule" means any law, statute, rule, regulation, order, court decision,
          ----
judgment or decree of any federal, state, territorial, provincial or municipal authority or body, and, when it is commonly proper to follow them, non-compulsory recommendations of any such public authorities and bodies.

         "Shareholder's Business" means the business conducted by Shareholder
          ----------------------
and its Affiliates of providing in-house and outsourced core banking data processing and image/item processing services to various financial institutions in the U.S.; and the development, implementation, installation and marketing of in-house and outsourced Internet banking, core banking, in-branch teller, ATM and POS device driving and network management software solutions, credit, debit card and merchant processing services, voice/data communications management services, network security, wealth management and portfolio management software, healthcare and claims adjudication and related e-commerce solutions to its customers in the U.S. and various regions of the world.

         "Social" refers to employment-related obligations of the Company,
          ------
including all actual or contingent liabilities relating to unemployment, health, injury, death and retirement as well as any and all items of a similar nature.

         "Software" means the SOLV/MICROSOLV computer programs.
          --------

         "Subsidiary" means any commercial company or other business entity
          ----------
controlled by the Company or any subsidiary of the Company, including any entity (whether or not deemed to have an independent legal personality) in which the shareholder's liability is not limited to its contribution.

         "Tax" or "Taxes" means all forms of levies, taxes, customs and other
          ---      -----
duties normally deemed to be of a fiscal or customs nature, including but not limited to (a) all taxes levied, imposed or assessed under the United States Internal Revenue Code of 1986, as amended, or any other statute, rule, ordinance or law, in the United States or elsewhere; (b) taxes in the nature of sales tax, consumption tax, value added tax, payroll tax, group tax, undistributed profits tax, fringe benefits tax, recoupment tax, withholding tax, land tax, water rates, municipal rates, stamp duties, gift duties or other state, territorial, provincial or municipal charges or impositions levied, imposed or collected by any governmental body; and (c) any additional tax, interest, penalty, charge, fee or other amount of any kind assessed, charged or imposed in relation to the non-, late, short or incorrect payment of the same or the failure to file any return.

         "Warranty" means any representation and warranty of the Company, the
          --------
LLC, Shareholder or InterCept, as the case may be, in this Agreement or in the certificate referred to in Section 8.1 or 9.1, as the case may be.

Section 2.     Terms of Transaction

         2.1   Purchase and Sale of Software and LLC Interests. Upon the terms
               -----------------------------------------------
and subject to the conditions of this Agreement and immediately following the LLC Assignment and Assumption, at the Closing:

               (a) InterCept shall purchase from Shareholder, and Shareholder shall sell and transfer to InterCept a one half, undivided, joint ownership interest with Shareholder in and to the Software in accordance with the terms and conditions set forth in the Software Agreement attached as Exhibit 8.8(a)
                                                               --------------
(the "Asset Interests"); and
      ---------------

               (b) InterCept shall purchase from the Company and the Company shall sell and transfer to InterCept all of the issued and outstanding LLC Interests.

         2.2   Purchase Price.
               --------------

               a. The aggregate purchase price consideration payable to Shareholder for the Asset Interests shall be (i) $23,529,945 to be paid to Shareholder in cash or by wire transfer and (ii) 625,833 shares of Common Stock, based on the average of the closing prices for the Common Stock for the 15 trading day period ended November 24, 2000, to be issued to Shareholder.

               b. The aggregate purchase price for all of the issued and outstanding LLC Interests shall be (i) $16,470,055 to be paid to the Company in cash or by wire transfer and (ii) 628,109 shares of Common Stock, based on the average of the closing prices for the Common Stock for the 15 trading day period ended November 24, 2000, to be issued to Shareholder as nominee for the benefit of the Company.

The 1,253,942 aggregate shares of Common Stock is sometimes referred to in this Agreement as the "Share Portion," and the $40,000,000 aggregate cash
                  -------------
consideration is sometimes referred to in this Agreement as the "Cash Portion."
                                                                 ------------

         2.3   Legending of Securities.
               -----------------------

               a. The Share Payment will be issued in a transaction exempt from registration under the Securities Act of 1933 (the "Securities Act") by reason
                                                    --------------
of Section 4(2) thereof, Regulation D promulgated thereunder, or other private offering exemptions, as well as an appropriate exemption under the Canadian National Territorial Provincial Rule. Shareholder understands and agrees that stop transfer instructions with respect to the shares of Common Stock issued by InterCept pursuant to this Agreement will be given to InterCept's transfer agent and that there will be placed on the certificates for such shares a legend stating in substance as follows:

         The transfer of the securities represented by this certificate has not been registered under the Securities Act of 1933. The shares may not be offered, sold, transferred or otherwise disposed of unless the transfer is registered with the United States Securities and Exchange Commission and the securities regulatory authorities of applicable states or unless an exemption from such registration is available. The securities represented by this certificate are subject to appropriate restrictions on transfer pursuant to a Purchase Agreement (amended and restated) dated as of November 29, 2000 among SLMsoft.com Inc., an Ontario corporation, SLMsoft.com Inc., a Kansas corporation, and The InterCept Group, Inc., a Georgia corporation, and a Registration Rights Agreement between SLMsoft.com Inc., an Ontario corporation, and The InterCept Group, Inc., and the provinces and territories of Canada and may not be sold or otherwise transferred except in accordance therewith.

               b. The foregoing legend will also be placed on any certificate representing securities issued subsequent to the original issuance of the Common Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the Common Stock issued to Shareholder pursuant to this Agreement has not been transferred in such manner to justify the removal of the legend therefrom.

               c. Notwithstanding Sections 2.3(a) and 2.3(b) of this Agreement, Shareholder may sell up to 100,000 shares of Common Stock prior to registration to a "Qualified Institutional Buyer" as that term is defined by United States federal securities laws, subject to Rule 144A and other customary requirements of applicable securities laws.

         2.4   Delivery of Disclosure Memorandum. Concurrent with the execution
               ---------------------------------
and delivery of this Agreement, Shareholder shall deliver to InterCept a draft Disclosure Memorandum (the "Draft Disclosure Memorandum"). At least two days before the Closing, Shareholder shall deliver the Disclosure Memorandum to InterCept in its proposed final form.

         2.5   The Closing. The Closing shall take place, subject to the
               -----------
satisfaction or waiver of the conditions set forth in this Agreement, including the conditions contained in Sections 8 and 9 of this Agreement, at 9:00 a.m., December 15, 2000, in the offices of Nelson Mullins Riley & Scarborough, L.L.P. If the conditions to closing contained in this Agreement, including the conditions contained in Sections 8 and 9 of this Agreement, have not been obtained prior to 9:00 a.m. on December 15, 2000, the Closing shall take place after such conditions have been satisfied or waived, at a time mutually agreed upon by the parties, provided that the parties agree to use commercially reasonable efforts to close by December 31, 2000. The parties shall use commercially reasonable efforts with respect to the preparation and filing of the Hart-Scott-Rodino Act application, and InterCept shall pay all application fees associated with such application.

         2.6   Effective Date. The effective date of the Closing shall be as of
               --------------
January 1, 2001.

Section 3. Representations and Warranties of Shareholder and the Company Regarding the LLC Interests

         To induce InterCept to execute, deliver and perform this Agreement, and in acknowledgement of InterCept's reliance on the following Warranties, Shareholder and the Company hereby represent and warrant to InterCept as follows as of the date hereof and as of the Closing; provided that the representations and warranties regarding the LLC are only stated as at the Closing Date:

         3.1   Power and Authority. Each of Shareholder and the Company has the
               -------------------
right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement (the "Contemplated
                                                                 ------------
Transactions"). The execution, delivery and performance of this Agreement, and
------------
the consummation of the Contemplated Transactions, have been duly and validly authorized by all necessary action on the part of each of Shareholder and the Company. Assuming the payment in full of all obligations owed to the Banks, and subject to approvals and consents from applicable governmental authorities and third parties in respect of the Company Contracts listed on Disclosure Memorandum Schedule 3.1 (the "Third Party Consents"), Shareholder and the
           ------------       --------------------
Company have obtained all necessary consents, approvals, authorizations or estoppels of any other Person or governmental or regulatory authority required to be obtained to authorize and permit the Contemplated Transactions. Listed on Disclosure Memorandum Schedule 3.1 are the Third Party Consents that must be
                      ------------
obtained with respect to all Material Company Contracts. This Agreement has been duly and validly executed and delivered by each of Shareholder and the Company and constitutes Shareholder's and the Company's legal, valid and binding obligation, enforceable in accordance with its terms. Assuming the payment in full of all obligations owed to the Banks, and subject to the Third Party Consents, the execution and delivery of this Agreement by each of Shareholder and the Company, the consummation of the Contemplated Transactions by each of Shareholder and the Company (including the LLC Assignment and Assumption), and the performance of the covenants and agreements of each of Shareholder and the Company, will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the Charter Documents of Shareholder, the LLC, or the Company; (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which Shareholder or the Company is a party or by which Shareholder or the Company or any of its properties may be bound; (iii) violate any Rule; or (iv) result in the creation or imposition of any Encumbrance upon any asset of the Company or the LLC.

         3.2   Ownership of the LLC Interests. Subject to the security interest
               ------------------------------
of the Banks, which shall be discharged on or before the Closing Date, the Company owns, of record and beneficially, good, valid and marketable title to the LLC Interests, such LLC Interests are validly issued and are free and clear of any Encumbrances, with no defects of title whatsoever, and the Company has full and exclusive power, right and authority to vote the LLC Interests. Other than the LLC Interests, there are no equity or membership interests in and no right to acquire any equity or membership interests in the LLC. Upon consummation of the Closing, InterCept shall obtain good, valid and marketable title to the LLC Interests, free and clear of all Encumbrances, with no defects of title whatsoever, and shall have full and exclusive power, right and authority to vote and control the LLC Interests. Except as contemplated in this Agreement, neither Shareholder nor the Company is a party to or bound by any agreement affecting or relating to its right or obligation to transfer or vote the LLC Interests.

         3.3   LLC Interests.
               -------------

               (a) The number of issued shares or other capital interests of each of the Company and the LLC and the record holders of such shares and capital interests are set forth in the Disclosure Memorandum. All of such shares and interests are validly issued. All issuances, transfers or purchases of such shares and interests have been in compliance with all applicable agreements and all applicable Rules, and all Taxes thereon have been paid. There are no shares or other capital interests held in the treasury of the Company or the LLC, except that there are 140,993 previously issued shares of the Company's common stock held in treasury.

               (b) Except as set forth in the Disclosure Memorandum, no increase in the capital of the Company or the LLC has been agreed, resolved or promised, nor is in course, and none will be prior to Closing. No instrument or security whatsoever which may, whether by exchange, subscription, conversion or in any other manner, give right to share capital or voting rights as to the Company or the LLC has been issued, resolved or promised.

         3.4   Absence of Other Claims. Except as contemplated in this Agreement
               -----------------------
and as set forth in the Disclosure Memorandum, there is not outstanding, nor is the Company or the LLC bound by, any subscriptions, options, preemptive rights, warrants, agreements or rights of any character requiring the Company or the LLC to issue or transfer any of its shares, membership interests, or other equity interests, including any right of conversion or exchange under any outstanding security or other instrument. There are no outstanding obligations of the Company or the LLC to repurchase, redeem or otherwise acquire any of its outstanding shares, membership interests, or other equity interests.

Section 4.     Representations and Warranties of Shareholder and the Company

         To induce InterCept to execute, deliver and perform this Agreement, and in acknowledgement of InterCept's reliance on the following representations and warranties, Shareholder and the Company hereby represent and warrant to InterCept as follows as of the date hereof and as of the Closing, provided that the representations and warranties regarding the LLC are only stated as of the Closing Date:

         4.1   Organization and Authority.
               --------------------------

               (a) The Company is a corporation duly organized and validly existing under the laws of the State of Kansas and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. As of the Closing, the LLC is a limited liability company duly organized and validly existing under the laws of the State of Georgia and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

               (b) Except as disclosed in the Disclosure Memorandum, neither the Company nor the LLC has been, and neither is currently, (i) subject to any insolvency related procedure in respect of part or all of its assets, or (ii) involuntarily liquidated.

               (c) Approval by the shareholders of Shareholder is not required to consummate the Contemplated Transactions.

               (d) The Disclosure Memorandum contains a copy of the true, valid and correct Charter Documents of the Company in effect as of the date hereof and the LLC as of the Closing. The minute books of the Company that have previously been delivered to InterCept are the complete, true, valid and correct records of directors' and shareholder's meetings through and including the date hereof and, reflect all transactions and other matters required to be reflected in such records.

               (e) The current member and managers of the LLC (if they have been appointed or if the LLC has been formed) and the current directors and officers of the Shareholder and directors and officers of the Company are listed in the Disclosure Memorandum.

               (f) The execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Company and the LLC required to take such action and, subject to consent of the Banks, will not, without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any Charter Document; (ii) violate, conflict with, or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which the Company or the LLC is a party or by which the Company, the LLC, or any of their properties may be bound; (iii) violate any Rule; or
(iv) result in the creation or imposition of any Encumbrance upon any asset of the Company or the LLC.

         4.2   Compliance With Law. Neither the Company nor the LLC has violated
               -------------------
any order of any court, governmental authority, arbitration board or tribunal to which it is or was subject, nor is either the Company or the LLC in violation of any Rule the violation of which would have a material adverse effect on the Company or the LLC, the Contemplated Transactions, or the Acquired Business.

         4.3   Financial Matters.
               -----------------

               (a) The Financial Statements are true, complete, and correct in all material respects and fairly present the financial position of the Company as of the dates thereof and the results of their operations for the respective periods thereof.

               (b) The Financial Statements were prepared in accordance with GAAP, modified as follows:

                   (i) The statements of operations are prepared on divisional basis for each data center, with no allocation of corporate overhead charged to each data center.

                   (ii) The statements were prepared on a pro-forma basis reflecting the synergies associated with the lease buy-out.

                   (iii) The statements were prepared with no provision for amortization of interest expense and income tax expense.

                   (iv) The statements were not audited and were prepared from internally available information.

         4.4   Indebtedness. The Disclosure Memorandum sets forth a complete and
               ------------
accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of the Company or the LLC, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit, and all conditional sales contracts, pledges and other security arrangements with respect to personal property used or owned by the Company or the LLC, and the Disclosure Memorandum also sets forth which such instruments, documents, and indebtedness is being assigned to the LLC by the Company. Except as set forth in the Disclosure Memorandum, neither the Company nor the LLC is in default with respect to any indebtedness. All such indebtedness described in this Section 4.4 that accrues up to and including the Closing Date is the responsibility of the Company and Shareholder and shall be satisfied in full by Shareholder at Closing.

         4.5   No Undisclosed Liabilities. Except as and to the extent reflected
               --------------------------
and adequately reserved against on the Interim Balance Sheet or as shown in the Disclosure Memorandum, as of the date hereof, neither the Company nor the LLC has any liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise.

         4.6   Tax Matters.
               -----------

               (a) Tax Reserves. The amount of the Company's liabilities for
                   ------------
unpaid Taxes for all periods ending on or before the date of this Agreement do not, in the aggregate, exceed the amount of the current liability accruals for Taxes with respect to the Company, as such accruals are reflected in the Interim Balance Sheet; and the amount of the Company's liability for unpaid Taxes for all periods ending on or before the Closing does not, in the aggregate, exceed the amount of the current liability accruals for Taxes as shown on the Interim Balance Sheet for the Company.

               (b) Tax and Social Returns. The Company has correctly and timely
                   ----------------------
(i) filed all Tax and Social returns required to be filed in the manner required by Tax and Social authorities, (ii) responded to information requested by said authorities and (iii) made all Tax and Social payments at due dates.

          (c)  Other Matters. Except as set forth in the Disclosure Memorandum:
               -------------
(i) the Company is not subject to income tax in countries other than those where it is registered; (ii) if the Company is established in a country where value added tax is applicable, the Company is duly registered as an entity subject to such Tax; (iii) expenses already incurred or which the Company is required to incur in the ordinary course of its business are deductible from its ordinary income; (iv) the Company has not entered into any transaction which could be disregarded or recharacterized for Tax or Social purposes on the grounds that it aimed at the avoidance of Tax or Social obligations; (v) the Company is not the subject matter of any inquiry, investigation or audit relating to Tax or Social matters and has not been informed of any proposed audit; and (vi) the Company
(a) has no assets whose tax basis is lower than book value, and (b) would not, in the event of reorganization, divestiture or otherwise, incur a Tax which could not have been anticipated by the mere review of the Financial Statements as of the respective balance sheet dates.

          (d)  Tax and Social Audits. The Disclosure Memorandum sets forth the
               ---------------------
conclusions of any Tax or Social audit or reassessment made during any period not yet completely time barred by applicable statutes of limitation.

          (e)  Returns Furnished. The Disclosure Memorandum contains true and
               -----------------
complete copies of (i) income tax audit reports, statements of deficiencies or audit response letters relating to Taxes, if any, and (ii) all tax returns for the Company for all periods since January 1, 1997.

          (f)  Tax Basis and Tax Attributes. The Disclosure Memorandum contains
               ----------------------------
an accurate and complete description of the Company's tax basis in its assets.

     4.7  Credits. After the Closing and except as disclosed in the Disclosure
          -------
Memorandum, credits granted to customers for services provided by the Company or the LLC before the Closing will not exceed $10,000 in the aggregate whether or not such returns are in the ordinary course of business. Shareholder agrees to reimburse InterCept, on a monthly basis, for the credits in the amount of $36,115 (as disclosed in Disclosure Memorandum Schedule 4.7) that have been provided to Woodforest National Bank pursuant to the Material Company Contract between Woodforest National Bank and the Company that is assigned to the LLC when earned by Woodforest.

     4.8  Litigation. Except as set forth in the Disclosure Memorandum, there is
          ----------
no action, suit, investigation or proceeding pending or, to the best knowledge of the Company or Shareholder, threatened against or affecting the Company, the LLC, the Acquired Business, or the assets of the Company or the LLC before any court or by or before any governmental body or arbitration board or tribunal, nor, to the best knowledge of the Company or Shareholder, is there a basis for any such action, suit, investigation or proceeding.

     4.9  Assets.
          ------

          (a)  Description. The Disclosure Memorandum sets forth a general
               -----------
description and the location of all personal property and leasehold improvements that will be assigned to the LLC at the Closing and the assets that are subject to lease-purchase arrangements (the "Lease-Purchase Assets"). Disclosure
                                     ---------------------
Memorandum Schedule 7.8 sets forth the assets that are being retained by the
           ------------
Company. The assets set forth on Disclosure Memorandum Schedules 4.9 and 7.7 and
                                                       ---------------------
the Lease-Purchase Assets are all of the assets of the Company.

          (b)  Title. As of the date of this Agreement, the Company has good,
               -----
valid and marketable title to all of its assets, free and clear of any and all Encumbrances other than the Permitted Encumbrances, and as of the Closing Date the LLC shall have good, valid and marketable title to all of the Company's assets, other than the Excluded Assets and the Lease-Purchase Assets, free and clear of any and all Encumbrances other than the Permitted Encumbrances. As of a date no later than 180 days after the Closing Date, and assuming the LLC does not grant any encumbrance or transfer of its interest in the Lease-Purchase Assets, the LLC shall have good, valid and marketable title to all of the Lease-Purchase Assets, free and clear of any and all Encumbrances. After the Closing, no Permitted Encumbrance will interfere with the conduct of the Acquired Business as presently conducted by the Company. As of the date of this Agreement, the Company owns all the personal property reflected on the Interim Balance Sheet, and as of the Closing Date the LLC shall own all the personal property reflected on the Interim Balance Sheet, other than the Excluded Assets.

          (c)  Possession. As of the date of this Agreement, all tangible assets
               ----------
of the Company are on the Company Premises, in its possession and control, and as of the Closing Date all such tangible assets other than the Excluded Assets shall have been assigned to the LLC and be in the LLC's possession and control. Except as described in the Disclosure Memorandum and subject to the security interests of the Banks, no one else has any right, title or interest in any property or asset now used or proposed to be used by the Company in the Acquired Business.

          (d)  All Necessary Assets. The assets of the Company other than the
               --------------------
Excluded Assets, together with the Asset Interests and the licensed image/item processing technology assigned to the LLC, are all the assets necessary for the conduct of the Acquired Business after the Closing in the same manner as it has been conducted since January 1, 1999 and as presently conducted and all such assets (other than the Excluded Assets) are in the possession of the Company as of the date of this Agreement and shall be in the possession of and owned by the LLC as of the Closing Date.

          (e)  Condition. The assets of the Company that constitute tangible
               ---------
personal property (other than the Excluded Assets, and collectively, the "Company Properties") are in good condition and repair, in satisfactory working
 ------------------
order, and are suitable for their respective present uses. To the best knowledge of the Company or Shareholder, the premises leased by the Company are structurally sound with no known defects.

          (f)  Compliance. The Company Properties and the existing and prior
               ----------
uses thereof are in compliance in all material respects with all applicable
Rules.

          (g)  Real Property. The Company does not own any real property.
               -------------

            (h)  No Subsidiaries or Interests in Other Persons. Except as set
                 ---------------------------------------------
forth in the Disclosure Memorandum, neither the Company nor the LLC has any Subsidiaries nor owns, either legally or beneficially, directly or indirectly, any participating interest in any corporation, partnership, limited liability company, trust, joint venture, association or other commercial company or business entity.

     4.10   Suppliers and Customers. The Disclosure Memorandum contains a list
            -----------------------
of each supplier of goods or services to the Company to whom the Company paid in the aggregate more than $120,000 during the 12-month period ended October 31, 2000, together with the amount paid during such period. The Disclosure Memorandum contains a list of each customer of the Company to whom the Company billed in the aggregate more than $120,000 during the 12-month period ended October 31, 2000, together with the amount billed during this period. Except as set forth in the Disclosure Memorandum, there are no significant disputes between the Company (or any of the Company's employees or representatives) and any of the Company's significant suppliers, customers or others having business with the Company. Neither the consummation of the Contemplated Transactions, nor any other event, including the passage of time, will have any material adverse effect on the business relationship of the Company or, following the Asset Transfer, the LLC, with any such supplier or customer.

     4.11   Trade Secret and Employment Claims. To the best knowledge of the
            ----------------------------------
Company or Shareholder, no third party has claimed that the Company, the LLC, or Shareholder, or any director, officer, manager, employee or agent of the Company, the LLC, or Shareholder, in respect of activities on behalf of the Company or the LLC or in respect of the operations of the Acquired Business to date has (i) violated any of the terms or conditions of any employment contract with a third party, (ii) infringed any patent, trademark or copyright of a third party, (iii) disclosed or used any trade secrets or proprietary information or documentation of such third party, or (iv) interfered in the employment relationship between a third party and any of his or its employees; nor has any such violation, disclosure, use or interference occurred.

     4.12   Intellectual Property.
            ---------------------

            (a) Neither the Company nor the LLC has infringed upon any patent, service mark, trade name, trademark, copyright, trade secret or other intellectual property belonging to any other Person; and neither the Company nor the LLC has agreed to indemnify any Person for or against any infringement of or by the intellectual property set forth in the Disclosure Memorandum. To the best knowledge of the Company and Shareholder, no person is infringing upon any of the Company's or the LLC's patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property.

            (b) The SOLV/MICROSOLV computer programs and the licensed image/items processing technology are the only material computer software required to conduct the Acquired Business as presently conducted by the Company.

     4.13   Contracts. The Disclosure Memorandum sets forth a list of all
            ---------
Company Contracts relating to the Acquired Business that involve the payment or receipt of more than $120,000 annually. Except as set forth in the Disclosure
Memorandum:

            (a) Each of such Company Contracts is in full force and effect and constitutes a binding obligation of all parties thereto, enforceable in accordance with its terms; the officers of the Company have not received oral or written notice of the termination of any such Company Contract, no such Company Contract has been canceled or otherwise terminated, and there is no threat to do so; furthermore, no employee of the Company has received written notice of the cancellation or termination of any Company Contract.

            (b) There are no existing defaults or events of default, real or claimed, or existing events (including the Asset Transfer and the sale of the LLC Interests) which with notice or lapse of time or both would constitute defaults under any such Company Contract.

            (c) Except for the Lenexa, Kansas lease for the premises located on College Boulevard in Lenexa, Kansas, which is not part of the Acquired Business, there are no Company Contracts relating to the Acquired Business or the assets of the Company or the LLC with Shareholder or any member, manager, director or officer of Shareholder, the Company, or the LLC, or with any person related to any such person or with any company or other organization in which Shareholder, the Company, or the LLC, or any director or officer of Shareholder, the Company, or the LLC or anyone related to any such person, has a direct or indirect financial interest.

            (d) Neither the Company, the LLC, nor Shareholder is subject to any contract or agreement: (i) that contains covenants limiting the freedom of the Company or the LLC to compete in any line of business in any geographic area; (ii) that requires the Company or the LLC to share any profits, or requiring any payments or other distributions based on profits, revenues or cash flows; (iii) pursuant to which third parties have been provided with products that can be returned to the Company or the LLC in the event they are not sold and which could involve products valued at $25,000 or more (invoice price) in the aggregate; or (iv) that has had or, assuming that the LLC complies with its obligations thereunder, may in the future have a material adverse effect upon the business, earnings, financial condition, or prospects of the Company or the LLC.

     4.14   Leases. The Disclosure Memorandum contains a complete and accurate
            ------
list of all leases (including any capital leases) and lease-purchase arrangements that relate to the Acquired Business pursuant to which the Company or the LLC leases real or personal property from others and which (i) require the Company or the LLC to pay more than $120,000 in any single year, or (ii) provide for a purchase option for a price of more than $50,000. The Company's or LLC's possession of such property has not been disturbed, nor has any claim been asserted against the Company or the LLC adverse to its rights in such leasehold interests. All Company Premises are listed in the Disclosure Memorandum. All leases that are required to be capitalized by the Accounting Standards have been so accounted for in the Interim Financial Statements, and such leases are identified as capital leases in the Disclosure Memorandum.

     4.15   Permits. As of the date of this Agreement, the Company holds free
            -------
and clear all permits, licenses, franchises and authorizations from governmental and regulatory authorities as are necessary to conduct the Acquired Business (the "Company Permits"), all of which Company Permits are listed in the
      ---------------
Disclosure Memorandum, and Shareholder knows of no reason why the LLC could not obtain the same permits, licenses, franchises and authorizations from governmental and regulatory authorities as the Company Permits. No event, including the LLC Assignment and Assumption, has occurred or is expected to occur that allows (nor after notice or lapse of time or both would allow) revocation or termination of any Company Permit or would result in any other impairment of the rights of the holder of any Company Permit.

     4.16   Labor Matters.
            -------------

            (a) The Company and the LLC are in compliance with all Rules respecting employment and employment practices, terms and conditions of employment, wages and hours.

            (b) Neither the Company nor the LLC is nor has been engaged in any unfair labor practice, and no unfair labor practice complaints against the Company or the LLC are pending before the National Labor Relations Board or similar authority. There are no labor strikes or other labor trouble actually pending, being threatened against, or affecting the Company or the LLC or the Acquired Business; relations between management and labor are amicable; and there have not been, nor are there presently, any attempts or plans to organize the Company's or the LLC's employees.

            (c) There is no agreement, arrangement or understanding between the Company and any trade union, any representative of any trade union or any bargaining unit in respect of any of the Employees.

     4.17   Employees.
            ---------

            (a) The Disclosure Memorandum sets forth as to each Employee: his or her name, the location of employment, the date on which he or she was hired, the basic weekly or hourly rate of pay (separately listing any bonus), a true and correct estimate of each of the Employee's accrued sick leave entitlement up to the Closing Date, a true and correct estimate of each of the Employee's accrued vacation up to the Closing Date, and a true and correct estimate of all other benefits, including sales commissions accrued, actually or contingently accruing to any Employee as of the Closing Date.

            (b) The Disclosure Memorandum sets forth as to each officer or other manager of the Company, the information described in subsection (a) above, as well as the current compensation rate (salary, bonus, commission or other) for each such person.

            (c)   All the items described in the preceding subsections (a) and
(b) have been accrued as liabilities of the Company as at the Closing Date, and shall be the responsibility of Shareholder and the Company to satisfy in full as of the Closing Date.

            (d) Except as set forth in the Disclosure Memorandum, neither the Company nor the LLC has entered into any agreement with any Employee, for a fixed term or otherwise.

            (e) Since December 31, 1999, all Employees have received normal raises (subject to normal performance criteria), no Employee has received an abnormal raise, and all remuneration for shift, weekend and/or casual work has been negotiated and agreed upon with the applicable employees on a case-by-case basis.

            (f) During the last two years no significant accident or injury to an employee has occurred at the Company Premises.

            (g) To the best knowledge of the Company or Shareholder, each Employee will become an employee of the LLC, and no Employee will voluntarily leave the LLC in connection with the Asset Transfer or the transfer of the LLC Interests to InterCept hereunder.

            (h) The Company has made available to InterCept all employment records for each Employee.

     4.18   Employee Benefit Plans and Arrangements.
            ---------------------------------------

            (a)   List of Plans and Obligations. The Disclosure Memorandum sets
                  -----------------------------
forth a complete and accurate list and description of all plans, arrangements, agreements, commitments, promises and other obligations of the Company or the LLC, including but not limited to pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, sick leave without compensation, bonus and other incentive plans, every medical, vision, dental and other health plan, every life insurance plan and every other written or unwritten employee program, arrangement, agreement or understanding, commitment or method of contribution or compensation, whether formal or informal, whether funded or unfunded and other obligations under which the Company or the LLC has been, is or will be obligated to provide benefits to any current or former Employee, retiree, director, independent contractor, shareholder, officer, consultant or other beneficiary, or dependent, spouse or other family member or beneficiary of such Employee, retiree, director, independent contractor, shareholder, officer, consultant or other beneficiary, of the Company or the LLC whether during their employment with the Company or the LLC or after the termination of such employment (the "Plans" and the
                                                          -----
"Beneficiaries", respectively).
 -------------

            (b)   Compliance. All of the Plans have been maintained, funded and
                  ----------
administered in compliance, in all respects, with all Rules, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, and all
  -----
regulations and rulings related thereto. There are no penalties, interest or Taxes related to the Plans due to any federal or state authority.

            (c)   No Liabilities or Obligations. Except as reflected on the
                  -----------------------------
Interim Balance Sheet, or as otherwise set forth on the Disclosure Memorandum, neither the Company nor the LLC has any liabilities or obligations to any Beneficiaries, governmental authorities or any other parties arising out of or relating to the Plans. All obligations pursuant to the Plans are the obligation of Shareholder.

            (d)   No Payments. The consummation of the Contemplated Transactions
                  -----------
will not (i) entitle any Beneficiary to any severance pay, unemployment compensation or any other payment contingent upon a change in control or ownership of the Company, the LLC, or either of their assets or (ii) accelerate the time of payment or vesting or increase the amount of any compensation or benefit due to any Beneficiary.

            (e)   No Multi-Employer Plans. None of the Plans is a multi-employer
                  -----------------------
plan, as defined in Section 3(37) of ERISA.

     4.19   Environmental Matters.
            ---------------------

            (a) Neither the Company, the LLC, nor Shareholder has been at any time in, and no condition or event has occurred in relation to the Acquired Business which with notice or the passage of time or both would constitute a, violation or contravention of any Environmental Law or any licenses, approvals, consents, permissions or permits issued under any Environmental Law.

            (b) The Company Premises are not contaminated nor are they in such condition as to justify or lead any government or semi-government body to issue any notice, direction or order requiring clean-up, decontamination, remedial action or making good under any Environmental Law.

            (c) There are no circumstances whatsoever affecting the Company Premises or the Acquired Business or operations conducted by or on behalf of the Company or the LLC in connection with the Acquired Business which may give rise to a claim by any third party arising from property damage or personal injury or death caused by any Hazardous Material of whatever nature caused or contributed to in whole or in part by the Company or the LLC or the Company Premises, or the operations or business of the Company or the LLC.

            (d) Except as set forth in the Disclosure Memorandum: (i) there are no Hazardous Materials in, on or under the Company Premises; (ii) there are no current and there have not been any past releases of Hazardous Materials from or onto the Company Premises that are or were subject to regulation under any Environmental Law, or that may make the Company, the LLC, or InterCept subject to an action under any Rule, or liable in tort or under a common law public or private nuisance action; and (iii) the Company Premises and all activities conducted thereon have complied with all applicable Environmental Laws. Neither the Company, the LLC, nor anyone related to the Company or the LLC, directly or indirectly, has indemnified any other party with respect to transportation, storage or use of Hazardous Materials.

            (e) Neither the Company nor the LLC is obligated to obtain any license or other authorization from any governmental, local or other relevant authorities or agencies under the Environmental Laws in relation to the carrying on of the Acquired Business.

            (f) Except as set forth in the Disclosure Memorandum, to the best knowledge of Shareholder, no building or other improvement on the Company Premises contains any asbestos-containing materials.

            (g) Except as set forth in the Disclosure Memorandum, to the best knowledge of Shareholder, the Company Premises do not contain any PCBs in any form.

     4.20   Events After December 31, 1999. Except as set forth in the
            ------------------------------
Disclosure Memorandum, since December 31, 1999, the Company has conducted its business only in the ordinary course, consistent with reasonable past practices and the Company has not:

            (a)   suffered any property or casualty loss, or waived any right;

            (b) except as provided to InterCept prior to the date of this Agreement, made any changes in the compensation of, or paid any bonus to, or modified any contractual arrangement with, any director, officer or employee, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement, or entered into or amended any employment, consulting, severance or similar agreement;

            (c) except as provided to InterCept prior to the date of this Agreement, made any changes in other employee compensation, or paid any other bonus, except in the ordinary course of business and consistent with reasonable past practice;

            (d) lost a major customer or vendor, suffered a deterioration in any of its other significant relationships, or experienced any other material adverse change in any aspect of the Acquired Business or in its prospects;

            (e) made any sales on terms (including but not limited to discounts, extended payment terms and other incentives) inconsistent with reasonable prior practices;

            (f) realized an asset or reduced a liability related to a transaction with a customer or supplier that was not authorized by the customer or supplier;

            (g) failed to maintain the annual financial statements of the Company and its related books of account in accordance with the Accounting Standards;

            (h) sold, assigned, transferred or encumbered any of its assets or affected the carrying value of any its liabilities, including without limitation any commercial agreements, or entered into any arrangement to purchase assets and/or assume liabilities (except in each case as required in the ordinary course of business);

            (i) paid, discharged, satisfied or renewed any claim, liability or obligation other than payment in the ordinary course of business and consistent with reasonable past practice;

            (j) made any distribution or declared or paid any dividends to any shareholder, received any capital contribution, or redeemed, purchased or otherwise acquired any shares;

            (k) except for inter-company working capital requirements, made any payment of cash or any transfer of other assets, to any shareholder or Affiliate thereof, or paid, loaned, advanced, sold, transferred or leased any asset to any employee, except for normal compensation involving salary and benefits;

            (l) failed to maintain its material assets and fulfill all material contractual obligations in accordance with their respective terms;

            (m) failed to manage working capital components (including cash, receivables, other current assets, trade payables and other current liabilities) in a fashion consistent with reasonable past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

            (n) failed to use commercially reasonable efforts to increase its sales in a profitable manner, enhance its financial position, address market changes, preserve its business, keep available the services of its present employees, and preserve the goodwill of its customers, suppliers and others having business relations with it; or

            (o)   agreed to take any action described in this Section 4.20.

     4.21   Copies Provided to InterCept. Except for copies that do not exist
            ----------------------------
or cannot be located using commercially reasonable efforts, the Company has given InterCept true, correct and complete copies of each of the contracts, agreements, instruments and other documents listed in the Disclosure Memorandum. The Company will use commercially reasonable efforts to provide InterCept true, correct and complete copies of each of the Company Contracts prior to Closing.

     4.22   Brokers. No broker or finder has acted on behalf of the Company, the
            -------
LLC, or Shareholder in connection with this Agreement and the Contemplated Transactions, and neither the Company, the LLC, nor Shareholder has made any other agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Agreement; provided that, if such an agreement to pay has been made, any obligations of the Company, the LLC, or Shareholder thereunder shall be the sole obligation of Shareholder; provided further, InterCept shall pay Robertson Stephens a fee of upon the execution of this Agreement and upon the closing of the Contemplated Transactions.

     4.23   Adverse Information. The Company and Shareholder have disclosed to
            -------------------
InterCept all significant conditions, facts or circumstances that have occurred since November 1998 that have had or reasonably could be expected to have a material adverse effect on the value of the assets of the Company or the LLC or the value of the Acquired Business to InterCept.

     4.24   Other Information. No representation or warranty made by Shareholder
            -----------------
or the Company in this Agreement, the Disclosure Memorandum or any other document or instrument furnished to InterCept in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     4.25   Assets of LLC. Disclosure Memorandum Schedule 4.9(a) contains a
            -------------                        ---------------
true, complete and correct list of all assets being assigned to the LLC. The lists of Customer Contracts, Data Center Leases and Rental Contracts-Non Buyout included in Disclosure Memorandum Schedule 4.9(a) are all the Company Contracts
                                  ---------------
being assumed by the LLC from the Company.

     4.26   Access to Information. The Company and Shareholder acknowledge and
            ---------------------
represent that all documents, records, and books pertaining to InterCept requested by the Company or Shareholder have been made available for inspection by the Company and Shareholder. The Company, Shareholder and their advisors have had an opportunity to ask questions of and receive answers from the officers of InterCept concerning the terms and conditions of the offering of the Common Stock and to obtain additional information from the officers of InterCept. All such questions have been answered to the full satisfaction of the Company and Shareholder. Specifically, and without limitation, the Company and Shareholder acknowledge that InterCept has in the past provided significant funding to Netzee, Inc. and may continue to do so for the foreseeable future.

     4.27   Statements. The Company and Shareholder acknowledge that, from time
            ----------
to time, persons not authorized by InterCept may make statements about InterCept, in writing or otherwise, that may purport to contain information about InterCept, including in newspaper articles, internet chat rooms and other publications and communications, and that such statements may have been and may be materially incorrect or misleading. The Company and Shareholder agree that neither InterCept nor any of its Affiliates or representatives has made any representation or warranty as to the accuracy or completeness of any such information or statements. Furthermore, the Company and Shareholder have not relied, and will not rely, upon any such statements in making any investment decision in connection with the Common Stock; rather, the only representations or statements that the Company and Shareholder have relied upon or will rely upon are those made by InterCept in this Agreement.

     4.28   Experience; Investment. The Company and Shareholder have such
            ----------------------
knowledge and experience in financial and business matters as to enable the Company and Shareholder (a) to utilize the information made available to them in connection with the offering of the Common Stock, (b) to evaluate the merits and risks associated with a purchase of the Common Stock, and (c) to make an informed decision with respect thereto. The Company's and Shareholder's business and financial experience is such that InterCept could reasonably assume that the Company and Shareholder have the capacity to protect their own interests in connection with the offer, sale and issuance of the Common Stock. The Company and Shareholder are financially capable of bearing the risk of loss of any and all consideration paid for the Common Stock, and acknowledge that an investment in the Common Stock involves a high degree of risk, and the consideration for the Common Stock has been determined by negotiation between InterCept and the Company and Shareholder and may not be indicative of the future value of the securities. The Company and Shareholder are acquiring the Common Stock for the Company's account, and not with a view to, or for sale in connection with, any distribution thereof. The Company and Shareholder understand that the Common Stock has not been registered under the Securities Act, or any state securities laws, by reason of specific exemptions from the registration provisions of the Securities Act and such laws that may depend upon, among other things, the bona fide nature of the Company's and Shareholder's investment intent as expressed herein. Each of the Company and Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the
                                                            ---
Securities Act. The Company and Shareholder acknowledge that InterCept and its officers, directors, and other Affiliates will rely upon the representations and warranties made by the Company and Shareholder in this Agreement in order to establish an exemption from the registration requirements of the Securities Act and applicable state securities laws and that InterCept shall place legends on the Common Stock and stop transfer instructions on its books to reflect that the Common Stock has not been registered under the Securities Act and applicable state laws.

     4.29 Transfer. Shareholder will not transfer any Common Stock without
          --------
registration under the Securities Act and applicable state securities laws unless the transfer is exempt from registration under the Securities Act and such laws and is made in compliance with the restrictive legends to be placed on the Common Stock; and in the case of any exemption, Shareholder may only transfer the Common Stock if InterCept has received an opinion of counsel reasonably satisfactory to InterCept that such transaction does not require registration of the Common Stock.

     4.30 Notice. Shareholder agrees to provide InterCept written notice within
          ------
two business days following receipt of oral or written notice from any shareholder of Shareholder threatening a suit, investigation, action or other proceeding of the nature described in Section 9.2.

     4.31 Software.
          --------

          (a) Shareholder represents and warrants that it owns all right, title, and interest, including copyright, in and to that certain computer program, including all past and current versions and releases thereof, in the Asset Interests and that all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Asset Interests either (1) have been party to a for-hire relationship with Shareholder that has accorded Shareholder full, effective and exclusive original ownership of all tangible and intangible property thereby arising with respect to the Asset Interests or (2) have executed appropriate instruments of assignment in favor of Shareholder as assignee that have conveyed to Shareholder full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Asset Interests. Shareholder further represents and warrants that the Asset Interests contain no software components in which any third party may claim superior or joint ownership and that no part of the Asset Interests is a derivative work of any other software programs not owned in their entirety by Shareholder.

          (b) Shareholder represents and warrants that Shareholder has granted use rights in the Asset Interests in the United States to third parties solely through Shareholder's or the Company's outsourced core banking services and pursuant to certain nonexclusive End-User Agreements that will be listed in an attachment to the Software Agreement. Shareholder represents and warrants that each End-User Agreement that is in effect grants the licensee thereunder solely the nonexclusive right and license to use the Asset Interests, for internal purposes only, on a single central processing unit; that each End-User Agreement provides only for rendering of services (including warranty coverage, maintenance, and support) that, to the extent required to have been performed as of the Effective Date, have been performed in full.

          (c) Shareholder represents and warrants that it has legal power to extend the rights granted by Shareholder to InterCept in this Agreement with respect to the Asset Interests and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights. Subject to the security interests granted in favor of the Banks, Shareholder furthermore represents and warrants that no consent, approval or withholding of objection is required from any third party or governmental authority with respect to the entering into or performance of this Agreement.

          (d) Shareholder represents and warrants that there are no actions, suits or proceedings, pending or threatened, relating to Shareholder's ownership and/or exploitation of the Asset Interests and that there are no actions, suits or proceedings that will have a material adverse effect on Shareholder's ability to fulfill its obligations under this Agreement. Shareholder represents and warrants that InterCept's distribution and use of the Asset Interests in accordance with the Agreement will not infringe any patent, trademark, copyright or other proprietary right of any third party.

          (e) Shareholder shall submit a registration application to register its copyright in the Asset Interests with the United States Copyright Office prior to the Closing Date.

     4.32 Employees. The employees designated by InterCept pursuant to Section
          ---------
7.21 shall be employees of the LLC as of the Closing Date.

     4.33 Insurance Policies. The Disclosure Memorandum sets forth a complete
          ------------------
and accurate list and description of all insurance policies in force naming the Company, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which the Company has paid or is obligated to pay all or part of the premiums. As of the Closing Date, all such insurance policies will be assigned to the LLC (if requested by InterCept), and the LLC has replaced the Company as loss payable payee on each such policy. Neither the Company nor the LLC has received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and the Company and the LLC are in compliance with all conditions contained therein. There have been no lapses (whether cured or not) in the coverage provided under the insurance policies, referenced herein and as set forth in the Disclosure Memorandum.

     4.34 Intention. Neither the Company nor Shareholder has entered into this
          ---------
Agreement or agreed to complete the Contemplated Transactions with the actual intent to hinder, delay, or defraud any creditor.

     4.35 Value of Assets. Each of the Company and Shareholder has received
          ---------------
reasonably equivalent value in exchange for the obligations to be undertaken pursuant to the Contemplated Transactions. Giving effect to the Contemplated Transactions, the fair market value of the Company's assets exceeds the Company's total liabilities, whether accrued, absolute, contingent or otherwise. Giving effect to the Contemplated Transactions, the fair market value of Shareholder's assets exceeds Shareholder's total liabilities, whether accrued, absolute, contingent or otherwise. The Company's assets do not and, immediately following the Contemplated Transactions, will not, constitute unreasonably small capital to carry out the Company's business as conducted or as proposed to be conducted. Shareholder's assets do not and, immediately following the Contemplated Transactions, will not, constitute unreasonably small capital to carry out Shareholder's business as conducted or as proposed to be conducted.

     4.36 Debt. The Company does not intend to, and does not believe that it
          ----
will, incur debt or liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt or liabilities as they mature. Shareholder does not intend to, and does not believe that it will, incur debt or liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt or liabilities as they mature.

     4.37 No Bankruptcy. Except as set forth in the Disclosure Memorandum, no
          -------------
petition in bankruptcy has been filed against either the Company, Shareholder or any Affiliate of either of them during the last seven years, and neither the Company, Shareholder nor any Affiliate of either of them in the last seven years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither the Company, Shareholder nor any Affiliate of either of them is contemplating the filing of a petition by it under any state or federal bankruptcy or insolvency laws. Neither the Company nor Shareholder has any knowledge of any person contemplating the filing of any such petition against it or an Affiliate.

     4.38 Business. Upon the Closing of the Contemplated Transactions, except
          --------
for existing obligations pursuant its EC Street software contracts retained by the Company, the Company has no plans to sell, license, or service any products or services.

     4.39 Payables. Disclosure Memorandum Schedule 4.39 contains a current
          --------                        -------------
listing of the accounts payable of the Company that is true and correct in all material respects.

     4.40 Final Financials. Except as set forth in the Disclosure Memorandum or
          ----------------
arising in the ordinary course of business, there shall have been no material change in the Final Financials from their date to the date of Closing.

Section 5. Representations and Warranties of InterCept

     To induce Shareholder and the Company to execute, deliver and perform this Agreement, and in acknowledgement of Shareholder's and the Company's reliance on the following Warranties, InterCept hereby and represents and warrants to Shareholder and Company as follows as of the date hereof and as of the Closing:

     5.1  Organization and Authority.
          --------------------------

          (a) InterCept is a publicly traded corporation trading on the Nasdaq Stock Market, and, to InterCept's best knowledge, is not in default with respect to any of Nasdaq's listing requirements. InterCept is a corporation duly organized and validly existing under the laws of the State of Georgia and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

          (b) InterCept has not been and is not now (i) subject to any insolvency related procedure in respect of part or all of its assets, or (ii) involuntarily liquidated.

          (c) The execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of InterCept required to take such action and will not, with the giving of notice or the lapse of time, or both (i) violate or conflict with any of the provisions of any its Charter Document; (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which InterCept is a party or by which InterCept or any of its properties may be bound; (iii) violate any Rule; or (iv) result in the creation or imposition of any Encumbrance upon any asset of InterCept.

     5.2  Compliance With Law. InterCept has not violated any order of any
          -------------------
court, governmental authority, arbitration board or tribunal to which it is or was subject, nor is InterCept in violation of any Rule the violation of which would have a material adverse effect on InterCept, the Contemplated Transactions, or InterCept's Business. This Agreement has been duly and validly executed and delivered by InterCept and constitutes InterCept's legal, valid and binding obligation, enforceable in accordance with its terms. Except for approval and consents from applicable governmental authorities, First Union Bank and InterCept's Board of Directors (which approval has been obtained), InterCept is not required to obtain the consent, approval, authorization or estoppel of any other Person to authorize and permit the Contemplated Transactions.

     5.3  Outstanding Stock. The authorized capital of InterCept consists of
          -----------------
50,000,000 shares of Common Stock, of which 13,197,273 shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which are issued and outstanding. InterCept has and will continue to have at all times until the Closing Date a sufficient number of authorized but unissued shares of Common Stock to be able to issue the Share Payment to Shareholder. The Share Payment when issued pursuant to the terms hereof will be duly authorized, validly issued and outstanding, fully paid and non-assessable and shall constitute less than 10% of the issued and outstanding Common Stock.

     5.4  Ontario Residents. At the time of the issue of the Share Payment,
          -----------------
after giving effect to the issue of the Share Payment, persons or companies whose last address was in

Ontario, as shown on the books of Intercept maintained by InterCept's transfer agent, and who held Common Stock:

          (a) will not represent in number more than 10 percent of the total number of holders of Common Stock; and

          (b)  will not hold more than 10 percent of the outstanding Common
Stock.

     5.5  No Undisclosed Liabilities. Except as and to the extent reflected
          --------------------------
and adequately reserved against on InterCept's financial statements filed in its Form 10-Q for the three months ended September 30, 2000, as of the date thereof, InterCept had no material liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise. Since the date of this Agreement, InterCept has not incurred any material liability or obligation whatsoever, except for liabilities and obligations incurred by InterCept in the ordinary course of its business consistent with reasonable past practice.

     5.6  Litigation There is no action, suit, investigation or proceeding
          ----------
pending or, to InterCept's best knowledge, threatened against or affecting InterCept or the assets of InterCept before any court or by or before any governmental body or arbitration board or tribunal that would have a material adverse affect on InterCept's Business as a whole, nor, to the best knowledge of InterCept, is there a basis for any such action, suit, investigation or proceeding.

     5.7  Regulatory Filings. No final registration statement, prospectus,
          ------------------
report, proxy statement or other document filed with the SEC pursuant to the Securities Act or Securities Exchange Act, as of the time of filing, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading as of the date of filing. InterCept has filed all documents required to be filed with the SEC on a timely basis. InterCept is a reporting issuer within the meaning of the Securities Act of Ontario. InterCept is not required to be listed on the Toronto Stock Exchange.

     5.8  Brokers. No broker or finder has acted on behalf of InterCept in
          -------
connection with this Agreement and the Contemplated Transactions, and InterCept has not made any other agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Agreement; provided, InterCept shall pay Robertson Stephens a fee of upon the execution of this Agreement and upon the closing of the Contemplated Transactions.

     5.9  Investment Representations. InterCept has had the opportunity to
          --------------------------
ask questions of and receive answers from Shareholder and to obtain additional information concerning the Company that InterCept deems relevant with respect to the purchase of the LLC Interests contemplated in this Agreement.

     5.10 Other Information. No representation or warranty made by InterCept
          -----------------
in this Agreement or any other document or instrument furnished to Shareholder in connection with the

Contemplated Transactions, contains any untrue statement or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 6. Conduct of Business Prior to Closing

     Pending the Closing and the completion of the Contemplated Transactions, Shareholder will insure the Company operates and conducts the Acquired Business diligently and only in accordance with reasonable prior practices. Pursuant thereto and not in limitation of the foregoing:

     6.1  Financial Position.  Shareholder and the Company agree to use their
          ------------------
commercially reasonable efforts to enhance the Company's financial position, and use commercially reasonable efforts to increase the Company's sales in a profitable manner.

     6.2  Working Capital. Shareholder and the Company shall manage the
          ---------------
Company's working capital in a manner consistent with reasonable past practices.

     6.3  Maintenance of Assets and Business. The Company shall maintain its
          ----------------------------------
assets in their present state of repair (ordinary wear and tear excepted), shall use its commercially reasonable efforts to keep available the services of its employees, continue to fulfill its contractual obligations in accordance with their respective terms, and preserve the goodwill, if any, of its business and relationships with the customers, licensors, suppliers, distributors and brokers with whom it has business relations. The Company shall continue to operate its business in the fashion it was operated in prior to the date of this Agreement.

     6.4  Notice of Disputes. Shareholder shall promptly advise the Designated
          ------------------
Official of the details of any disputes, claims, actions, suits or proceedings pertaining to or which might otherwise materially and adversely affecting the Acquired Business, affairs, assets or contracts.

     6.5  Asset Transfer. On or prior to the Closing, the Company shall have
          --------------
granted good, valid and marketable title to its assets (other than the Excluded Assets) to the LLC and shall have retained or satisfied in full all liabilities of the Company (other than the Assumed Obligations and post-Closing obligations contained in this Agreement).

     6.6  Company Financial Statements. Following the Closing, Shareholder
          ----------------------------
shall use its commercially reasonable efforts, including without limitation, making Shareholder's accounting personnel available to assist in the audit of the financial statements of the Company and/or the LLC as required by the SEC.

     6.7  Bank Consents. Shareholder agrees to use its best efforts to obtain
          -------------
the Bank Consents, including without limitation, agreeing to pay, if required, any indebtedness owed by the Company, Shareholder or the LLC to the Banks as of the Closing Date.

     6.8  No Action Without Consent. The Company agrees to consult with the
          -------------------------
Designated Official in writing with respect to any material agreement, arrangement or divestiture of the Company or the LLC. Neither the Company nor the LLC shall take any of the following actions after the date of this Agreement without the prior written consent of the Designated Official:

          (a) dispose of any assets of the Company or the LLC except for assets with a value of less than $500,000 that are disposed of in the ordinary course of business consistent with reasonable past practices;

          (b) subject any asset of the Company or the LLC to an Encumb rance, except as paid off at Closing;

          (c) purchase or commit to purchase any capital asset except in the ordinary course of business consistent with reasonable past practices;

          (d) enter into or modify any contractual arrangement with directors, officers, managers, employees or consultants, except as provided in the ordinary course of business;

          (e) increase or announce any increase of any salaries, wages or benefits for directors, officers, managers or employees (except as required in the ordinary course of business; such as anniversary date salary or wage increases consistent with reasonable past practice), or hire, commit to hire or terminate any employee;

          (f) amend any of its Charter Documents; and

          (g) issue, sell or repurchase any of its membership interests, capital stock, or other equity interests (collectively, "Ownership Interests"), or make
                                                 -------------------
any change in its issued and outstanding Ownership Interests, or issue any warrant, option or other right to purchase any Ownership Interests or any security convertible into any Ownership Interests, or redeem, purchase or otherwise acquire any Ownership Interests, or declare or pay any dividends or make any other distribution with respect to its Ownership Interests.

Section 7. Covenants of the Parties

     7.1  Cooperation. The Company and Shareholder, on the one hand, and
          -----------
InterCept, on the other hand, shall cooperate fully with each other and their respective employees, legal counsel, accountants and other representatives and advisers in connection with the steps required to be taken as part of their respective obligations under this Agreement; and shall, at any time and from time to time after the Closing, upon the request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to satisfy and perform the obligations of such party hereunder, and to allow InterCept to operate the Acquired Business after Closing in substantially the same the manner in which it was operated before the Closing. After the Closing, InterCept shall cause the LLC to perform and satisfy the Assumed Obligations.

     7.2  Access. Prior to the Closing, the Company shall (i) provide InterCept
          ------
and its designees (officers, counsel, accountants, actuaries, and other authorized representatives) with such information as InterCept may from time to time reasonably request with respect to the Company and the LLC and the Contemplated Transactions; (ii) provide InterCept and its designees complete access to the books, records, offices, personnel, counsel, accountants and actuaries of the Company and the LLC during the Company's normal business hours as InterCept or its designees may from time to time request; and
(iii) permit InterCept and its designees to make such inspections of the Company Premises and Company Properties during the Company's normal business hours as InterCept may from time to time request. No such investigation shall limit or modify in any way the obligations of the Company or Shareholder with respect to any breach, inaccuracy or untruth of its representations, warranties, covenants or agreements contained herein.

     7.3 Interim Financials. On the business day prior to the Closing Date, the
         ------------------
Company shall deliver to InterCept a financial report prepared internally by management and dated as of and for the period ending on October 31, 2000 (the "Final Financials") including such information as is included in the Interim
 ----------------
Financial Statements and that includes, without limitation, an unaudited balance sheet, statement of income, and cash flow statement for the period ending on that date. Shareholder represents and warrants that as of that date the Final Financials will be true, complete, and correct in all material respects and fairly present the financial position of the Company as of the date thereof and the results of operations of the Company for the period thereof.

     7.4 Lease-Purchase Assets. Shareholder and the Company shall be jointly and
         ---------------------
severally liable to pay all monthly Lease or other payments due under the Lease-Purchase Assets, until Shareholder or the Company has paid in full for the Lease-Purchase Assets. Shareholder and the Company represent and warrant that all amounts due pursuant to the Lease-Purchase Assets shall be paid in full as of a date no later than 180 days following the Closing Date, so that as of a date no later than 180 days after the Closing Date, and assuming the LLC does not grant any encumbrance or transfer of its interest in the Lease-Purchase Assets, the LLC shall have good, valid and marketable title to all of the Lease-Purchase Assets, free and clear of any and all Encumbrances.

     7.5 Records. Shareholder shall provide to InterCept, as soon as is
         -------
reasonably practicable after the Closing, copies of any and all files, records or other data in its possession or under its control in respect of or relating to the day to day operations of the Acquired Business.

     7.6 Use of Company Name.  InterCept shall not change the name of the LLC
         -------------------
to a name that is substantially similar to "SLMsoft.com Inc." or "EC-street.net".

     7.7 Expenses. Subject to Section 2.5 with respect to the application fee
         --------
for Hart-Scott-Rodino consent, whether or not the expenses are incurred before or after the Closing, each of the expenses incurred by InterCept, the Company and Shareholder in connection with the authorization, preparation, execution and performance of this Agreement or the Asset Transfer, including without limitation all fees, commissions, and expenses of agents, representatives, counsel, accountants, investment bankers, brokers and finders, shall be paid by the party that incurred such expenses, provided that Shareholder shall be responsible for all such expenses incurred by the Company that accrued on or prior to the Closing Date. Without limiting the generality of the foregoing, Shareholder shall be responsible for any expenses of the Company accrued up to and including the Closing Date, including but not limited to expenses related to agents, representatives, counsel, accountants, investment bankers, brokers or finders.

     7.8 Excluded Assets. InterCept expressly acknowledges and confirms that,
         ---------------
prior to Closing, the assets of the Company listed on Disclosure Memorandum
Schedule 7.8 (the "Excluded Assets") may be transferred by the Company to
------------       ---------------
Shareholder or to such other entity as Shareholder may direct.

     7.9  Tax Matters.
          -----------

          (a) InterCept and the LLC shall file and control any returns required to be filed by the LLC after the Closing Date.

          (b) Shareholder, on the one hand, and InterCept, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for periods during all or part of which Shareholder or the Company owned the Acquired Business. Shareholder and InterCept shall cooperate with each other in the conduct of any Tax audit or other proceedings involving the Company or the LLC in respect of such periods. In connection with any such audit or other proceeding InterCept, upon Shareholder's request and at its expense, shall provide Shareholder copies of all notices, correspondence, demands, assessments and other documents generated in connection with such audit or other proceeding, all of which information shall remain subject to Section 7.13 below. Shareholder shall also have the right to discuss the status of such audit or other proceeding with InterCept's representatives and, with the prior written consent of InterCept, with the applicable taxing authorities involved. All of such activities by Shareholder shall be conducted in a manner so as not to adversely impact the best interests of the LLC.

          (c) Shareholder on the one hand, and InterCept, on the other hand, agree to furnish or cause to be furnished to each other, upon request, such information and assistance (including access to books and records) relating to the Company or the LLC as is reasonably necessary for the preparation of any return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

          (d) The parties agree that they will treat the valuation of the shares issued to Shareholder under this Agreement consistently for tax purposes. The parties shall agree upon an allocation of the total consideration paid for the U.S. assets comprising the Acquired Business so that each may file the appropriate Tax returns.

     7.10 Survival of Warranties. The respective representations and warranties
          ----------------------
of the Company, the LLC and Shareholder and InterCept under this Agreement shall not merge, but will survive the Closing for a period of two years.

     7.11 Indemnification.
          ---------------

          (a) By Shareholder and the Company. For a period of two years
              ------------------------------
following the Closing Date, Shareholder and the Company shall jointly and severally indemnify, reimburse and hold harmless InterCept, its Affiliates and any successor or assigns (the "Indemnified Persons")
                               -------------------
for any and all direct or indirect claims, losses, liabilities (actual or contingent), damages (including special and consequential damages), costs (including court costs) and expenses (including all attorneys' and accountants' fees and expenses) (hereinafter a "Loss" or "Losses"), as a result of or in
                                   ----      ------
connection with (i) any breach, inaccuracy or untruth of any Warranty or covenant by Shareholder or the Company contained in this Agreement, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing, (ii) any litigation, mediation or arbitration involving the Company, the LLC, Shareholder or the Acquired Business arising from actions taken or facts existing before the Closing, (iii) any act or omission of the Company, the LLC, or Shareholder constituting or causing non-compliance on or after the date hereof with any requirement of applicable Rules, if such act or omission occurred or arose prior to the Closing; or (iv) any fees, commissions or expenses of any broker or finder engaged by the Company, the LLC, or Shareholder in connection with the Contemplated Transactions, provided that InterCept shall be responsible for any fee paid to Robertson Stephens in connection with this Agreement and provided further that Shareholder and the Company shall be responsible for any fee paid to National Bank Financial in connection with this Agreement. Specifically and without limitation, Shareholder and the Company shall jointly and severally indemnify, reimburse and hold harmless the Indemnified Persons for any and all Losses due to the failure of Shareholder (i) to obtain the approval of the shareholders of Shareholder with respect to the Contemplated Transactions and (ii) to cause the Company to be liquidated, wound up and dissolved as required under Section 7.26.

          (b) By InterCept. For a period of two years following the Closing
              ------------
Date, InterCept shall indemnify, reimburse and hold harmless Shareholder, its Affiliates and any successor or assigns (the "SLM Indemnified Persons") for any
                                              -----------------------
and all direct or indirect claims, losses, liabilities (actual or contingent), damages (including special and consequential damages), costs (including court costs) and expenses (including all attorneys' and accountants' fees and expenses) (hereinafter "a Loss" or "Losses"), as a result of or in connection
                        ------      ------
with (i) any breach, inaccuracy or untruth of any Warranty or covenant by InterCept, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing, or (ii) any fees, commissions or expenses of any broker or finder engaged by InterCept.

          (c) Limitations on Amount. Neither Shareholder, the Company nor
              ---------------------
InterCept shall have liability (for indemnification or otherwise) to the other with respect to the matters described in this Section 7.11 unless and until the total of all damages incurred by either party with respect to such matters exceeds $700,000, provided, however, that the foregoing limitation shall not apply to (i) damages payable for Losses, if any, (x) referred to in the last sentence of Section 7.11(a), (y) arising out of a misrepresentation in Section
4.39 or (z) arising out of a breach of the covenant set forth in Sections 7.25; or (ii) any matter specifically covered in the Escrow Agreement, which shall be handled instead as provided in the Escrow Agreement. The maximum exposure and liability of Shareholder and the Company under the indemnity set forth in this
Section 7.11 shall be restricted to the Escrow Shares, provided that the limitation on the amount of damages payable for the Losses, if any, referred to in the last sentence of Section 7.11(a) and for Losses arising out of a misrepresentation in Section 4.39 shall be $70,000,000 and shall not be restricted to the Escrow Shares. The maximum exposure and liability of InterCept to the SLM Indemnified Persons under this indemnity clause shall be restricted to $1,800,000. However, the provisions of this Section 7.11(c) will not apply to a fraudulent or intentional breach by any party of any representation or warranty. The indemnification obligations of Shareholder, the Company and Intercept shall be subject to the survival limitations set forth in Section 7.10, after which time, if no Losses have been asserted against a party, then that party shall have no further liability hereunder.

            (d)   Notification. Shareholder and InterCept hereby undertake to
                  ------------
notify the other without delay of the occurrence of any event which constitutes or may with the passage of time constitute an event entitling any Indemnified Person or SLM Indemnified Person to indemnification under this Section.

            (e)   Notice of Claim. To seek indemnification hereunder, an
                  ---------------
Indemnified Person or SLM Indemnified Person shall notify Shareholder or InterCept, as the case may be, of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof.

            (f)   Litigation Assumption. The party against whom indemnity is
                  ---------------------
being sought by the Indemnified Person or SLM Indemnified Person, as the case may be, shall have the right to assume the litigation, defense and settlement, as the case may be, of a purported Loss which arises from a claim from a third party and the Indemnified Person or the SLM Indemnified Person shall co-operate with the party in such litigation, defense and settlement, as the case may be.

            (g)   No Prejudice. Nothing herein shall prevent an Indemnified
                  ------------
Person from making a claim for a Loss hereunder notwithstanding its knowledge of the Loss or possibility of the Loss on or prior to the Closing Date, subject to the good faith obligations of the parties.

     7.12   Casualty. Shareholder shall bear the risk of any loss or damage or
            --------
destruction to any of the assets of the Company or the LLC from fire or other casualty or cause at all times prior to the Closing. Upon the occurrence of any loss or damage to any significant portion of such assets as a result of fire, casualty, or other causes prior to the Closing, Shareholder shall immediately notify InterCept of the same in writing, stating with particularity the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement, and repair of such assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. InterCept shall have the option, but not the obligation, exercisable within 15 days after receipt of such notice from Shareholder to:

            (a) Postpone the Closing until such time as such assets have been completely repaired, replaced, or restored;

            (b) Elect to consummate the Closing and accept such assets in their "then" condition, in which event the Company shall assign to InterCept all rights under any insurance claim covering the loss and pay over to InterCept any proceeds under any such insurance policy theretofore received by the Company with respect thereto; or

            (c) If in the opinion of InterCept, the loss or damage adversely affects the Acquired Business or the assets taken as a whole, then InterCept may terminate this Agreement, whereupon this Agreement shall be of no further force or effect and neither the Company, Shareholder, nor InterCept shall have any further rights, duties, or obligations hereunder.

     7.13   Confidentiality.
            ---------------

            (a) The Company and Shareholder on one hand and InterCept on the other hand shall hold in confidence all Confidential Information (as defined below) about the other and shall not make any copies of, distribute, or use any such Confidential Information except as necessary to prepare for the completion of the Contemplated Transactions. After the Closing, neither the Company nor Shareholder on one hand nor InterCept on the other hand shall make any unauthorized disclosure of Confidential Information about the other. Each such party, upon the first request in writing from the other, shall return to the other all Confidential Information in its possession, without retaining any copies thereof. Notwithstanding the foregoing, either party may disclose Confidential Information to the extent disclosure is mandated by the legal requirements of either party, the Toronto Stock Exchange, the Nasdaq Stock Market, or the SEC, as well as to professional advisors, directors and senior executives as necessary. This Agreement may also be disclosed to third parties if reasonably necessary to secure consents or approvals to consummate the Contemplated Transactions. The parties will cooperate to draft a press release for the announcement of this Agreement as soon as possible after the execution of this Agreement by all parties.

            (b)   As used in this Section 7.13: (i) "Confidential Information"
                                                     ------------------------
means all information relating to the Acquired Business, InterCept's Business (current or future), any InterCept Affiliate, Shareholder's Business (current or future) or any Shareholder's Affiliate, which information is reasonably regarded as confidential or being information not in the public domain including, without limitation: all Inventions; technical data; research and development information; business records, information and notes; products; "know-how"; Trade Secrets; engineering or other data; designs, specifications, processes and formulae; manufacturing or planning procedures, techniques or information; marketing plans, strategies and forecasts; business and product development plans, strategies and forecasts; financial statements, budgets, prices, costs and financial projections; accounting procedures or financial information; names and details of consumers, customers, suppliers and agents; employee details. "Trade Secrets" means any information of the Company, the LLC, Shareholder,
 -------------
InterCept or an Affiliate of any of them (including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers) which
(x) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (y) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. "Invention" means any invention, drawing, design, model, contrivance, structure,
 ---------
specification, improvement, discovery, creation, idea, concept, formula, process and other work or contribution however developed, created, made discovered or conceived, and whether or not patented or patentable (whether by renewal or otherwise), protected by copyright, or otherwise protected or capable of protection by law anywhere.

     7.14   Funds Received After Closing. Any and all funds received by
            ----------------------------
Shareholder or the Company after Closing in respect of the Acquired Business pursuant to obligations owed to InterCept that arise after the Closing shall be remitted to InterCept immediately upon receipt, except for funds that Shareholder is entitled to retain as its accounts receivable, it being understood by both parties that Shareholder is entitled to receive all accounts receivable of the Company accruing prior to the Closing and InterCept is entitled to receive all accounts receivable of the Acquired Business accruing on the Closing Date and thereafter.

     7.15   No Public Announcements. Except as provided in Section 7.13(a),
            -----------------------
prior to Closing, without the prior written consent of the other parties, neither InterCept, Shareholder, the LLC, nor the Company shall make any press release or other public disclosure, or make any statement to any customer, supplier, employee or other person with regard to the Contemplated Transactions, except as required by law. After Closing, without the prior written consent of each other, neither InterCept nor Shareholder or the Company shall make any press release or other public disclosure, or make any statement to any customer, supplier, employee or other person with regard to the Contemplated Transactions, except as required by law.

     7.16   Acquisition Proposals. Prior to the Closing or termination of this
            ---------------------
Agreement, Shareholder shall not, and shall not permit the Company, the LLC, or any officer, director, employee or agent of the Company, the LLC, or any Affiliate of such parties (a) to solicit, initiate or encourage submission of proposals or offers, or accept any offers, from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with, the Company or the LLC (an "Acquisition Proposal"), or (b) to participate in any
                            --------------------
discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage any Acquisition Proposal by any other Person.

     7.17   Further Technology and Commercial Arrangements. Shareholder and
            ----------------------------------------------
InterCept agree to use commercially reasonable efforts to develop technology and commercial arrangements between themselves and to the extent possible, their respective subsidiaries, EC-street.net Inc. and Netzee, Inc., to enhance their respective growth and anticipated profitability after the closing of the Contemplated Transactions.

     7.18   Transition Period. Shareholder agrees to provide InterCept with
            -----------------
general assistance related to transitioning accounting, finance, human resources and other functions related to the Company or the LLC from Shareholder to InterCept.

     7.19   Shared Facilities. In addition, Shareholder and InterCept agree to
            -----------------
work in good faith to share the facilities with Shareholder being obligated for substantially all of the costs of the premises retained by Shareholder in Lenexa, Kansas so that InterCept may have sufficient space to locate the headquarters of the operation of the LLC, for up to one year, if necessary.

     7.20   Assumption of Leases. InterCept, Shareholder and the Company
            --------------------
acknowledge that the Company operates its 10 data centers in the leased premises as set forth on Schedule 7.20 and that these leases (the "Data Center Leases")
                -------------                             ------------------
shall be assigned to the LLC in the Asset Transfer and the obligations thereunder shall be Assumed Obligations.

     7.21   Employment. Prior to Closing, InterCept shall consult with
            ----------
Shareholder and designate for employment by the LLC such data center and head office employees as it deems appropriate, in its sole discretion, to operate the Acquired Business.

     7.22   Shareholder Distribution. Shareholder agrees to distribute to its
            ------------------------
shareholders, within five business days after the execution of the Agreement, Shareholder's press release as approved by InterCept along with a cover letter acceptable to InterCept, if Shareholder desires to use a cover letter.

     7.23   Non-Competition.
            ---------------

            (a) Shareholder agrees that, to induce InterCept to consummate the Contemplated Transactions, subject to and effective upon the Closing, Shareholder shall not, for a period of two years after the termination of the Software Agreement: (i) engage directly or indirectly in any Competitive Business (as defined below) anywhere in the Restricted Territory (as defined below), whether such engagement be as an employer, officer, director, owner, investor, employee, partner, consultant or other participant in any Competitive Business except for an investment in a public company that does not constitute more than five percent of the outstanding shares of such public company; (ii) solicit or accept Competitive Business anywhere in the Restricted Territory from anyone who is or becomes an active or prospective customer of InterCept or its Affiliates or who was an active or prospective customer of the Company at or prior to the Closing Date; (iii) solicit for employment or hire any employee of the LLC, InterCept or its Affiliates or, without the prior written consent of InterCept, hire any former employee of the LLC, InterCept or its Affiliates; or
(iv) attempt to do any of the things (or directly or indirectly assist anyone else in doing or attempting to do any of the things) specified in subsections
(i), (ii) or (iii) above.

            (b)   As used in this Section 7.23:

                    (i)      "Competitive Business" means the business of:
                              --------------------

                             a. providing outsourced core banking data processing to banking financial institutions;

                             b. licensing in-house core banking software to banking financial institutions with aggregate assets of less than $1 billion. For the purposes of this Section 7.23, a banking financial institution's aggregate assets will be determined by the banking financial institution's most recent balance sheet for the fiscal year end as of the date that the proposed relationship is initiated, excluding its Affiliates and controlled entities; and

                             c. image/item processing services to banking financial institutions; and

                    (ii)     "Restricted Territory" means the entire United
                              --------------------
States.

            (c)   Notwithstanding any other term in this Agreement, this Section
7.23 shall not be effective and binding on Shareholder until the Closing.

            (d) With the exception of (i) customers with which Shareholder currently has agreements in place to provide ATM driving services; (ii) Woodforest National Banks; and (iii) banking financial institutions with over $1 billion in assets, Shareholder shall not offer ATM driving services to the existing customers of the Acquired Business; notwithstanding, if the financial institution requests a specific party to do business with it, Shareholder and InterCept shall work together to accommodate that request.

     7.24   Share Payment. The parties acknowledge that, immediately following
            -------------
the Closing, all or a portion of the beneficial interest in the Share Payment shall be transferred by the Company to Shareholder in satisfaction of indebtedness owed by the Company to Shareholder.

     7.25   Settlement of Net Deferred Revenue and Prepaid Expenses. Shareholder
            -------------------------------------------------------
and InterCept covenant that they will adjust the Cash Portion after closing as described in this Section 7.25. Shareholder will deliver to InterCept, not later than March 31, 2001, an audited balance sheet of the Company as of December 31, 2000. Based on that audited balance sheet, Shareholder shall pay InterCept an amount equal to (x) the sum of deferred revenue related to contracts not yet performed and all prepayments by customers for postage and similar items, minus
(y) prepaid assets. If (y) is greater than (x), however, InterCept shall pay Shareholder the amount by which (y) is greater than (x). The foregoing obligation shall not be subject to the provisions of this Agreement regarding limitations of liability, indemnification rights and the amounts thereof, and the failure of either party to pay the full amount of the appropriate adjustment shall be a Loss for which the other party shall be entitled to indemnification.

     7.26   Dissolution of the Company After Closing. Shareholder and the
            ----------------------------------------
Company jointly and severally covenant that they will cause the Company to be liquidated, wound up and dissolved under the applicable Kansas corporation statutes not later than 180 days after the Closing Date.

     7.27   Payables. Shareholder and the Company jointly and severally covenant
            --------
that they will cause the amounts set forth on Disclosure Memorandum Schedule
                                                                    --------
4.39 to be paid immediately at Closing, except for amounts owed to Bisys and
----
amounts owed with respect to the Lease-Purchase Assets.

     7.28   Valley View. Shareholder and the Company jointly and severally
            -----------
covenant that they will indemnify LLC without provision for minimum amounts otherwise contained in this Agreement for any losses incurred by the LLC due to the Company's failure to obtain the consent of Valley View Bank with respect to the Company's assignment of its contract with Valley View Bank to LLC.

Section 8.  Conditions to Obligations of Shareholder and the Company

     The obligations of Shareholder and the Company to consummate the sale of the Asset Interests and the LLC Interests, respectively, hereunder shall be subject to the satisfaction (or waiver by Shareholder and the Company) at or prior to the Closing Date of each of the following conditions:

     8.1    Representations, Warranties and Covenants. Each of the
            -----------------------------------------
representations and warranties of InterCept contained in this Agreement shall be true in all respects as of the time of the Closing with the same force and effect as though made at that time; InterCept shall have performed and complied in all respects with the respective covenants and agreements set forth herein to be performed or complied with by it at or before the Closing; and InterCept shall have delivered to Shareholder a certificate, signed by an authorized signing officer on behalf of InterCept to all such effects.

     8.2    Litigation. No suit, investigation, action or other proceeding shall
            ----------
be pending or overtly threatened before any court or governmental agency, which has resulted in the restraint or prohibition of Shareholder or the Company from consummating the Contemplated Transactions, or in the reasonable opinion of counsel for Shareholder or the Company could result in the obtaining of material damages or other relief from Shareholder or the Company, in connection with this Agreement or the consummation of the Contemplated Transactions.

     8.3    Opinion of Counsel to InterCept. Shareholder shall have received
            -------------------------------
from counsel to InterCept an opinion letter or opinion letters reasonably acceptable to Shareholder.

     8.4    Execution and Delivery of Documents. InterCept shall have executed
            -----------------------------------
and delivered all the documents required by this Agreement; and all other agreements, certificates, and other documents delivered by InterCept to the Company and Shareholder hereunder shall be in form and substance satisfactory to counsel for the Company and Shareholder.

     8.5    No Adverse Change. InterCept shall not have suffered any material
            -----------------
adverse change since the date of this Agreement in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations, it being specifically understood by Shareholder that a drop in InterCept's stock price itself shall not be deemed a material adverse change in InterCept's business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     8.6    Required Governmental Approvals. All governmental authorizations,
            -------------------------------
consents, and approvals necessary for the valid consummation of the Contemplated Transactions have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing, and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     8.7    Other Necessary Consents. Shareholder and the Company shall have
            ------------------------
obtained all consents, approvals, and estoppels listed in the Disclosure Memorandum.

     8.8    Delivery of Documents. InterCept shall have delivered or caused to
            ---------------------
be delivered to Shareholder all of the following agreements:

            (a)   Software Agreement in the form attached hereto as Exhibit
                                                                    -------
8.8(a);
------

            (b)   Escrow Agreement in the form attached hereto as Exhibit
                                                                  -------
8.8(b);
------

            (c)   Registration Rights Agreement in the form attached hereto as
Exhibit 8.8(c); and
--------------

            (d)   Gowlings Escrow Agreement in the form attached hereto as
Exhibit 11.1(a)(iii).
--------------------

Section 9.  Conditions to Obligations of InterCept

     The obligations of InterCept to be performed hereunder shall be subject to the satisfaction (or waiver by InterCept) at or before the Closing of each of the following conditions:

     9.1    Representations, Warranties and Covenants. Each of the
            -----------------------------------------
representations and warranties of Shareholder and the Company contained in this Agreement shall be true in all respects as of the time of the Closing with the same force and effect as though made at that time; the Company and Shareholder shall have performed and complied in all respects with the respective covenants and agreements set forth herein to be performed or complied with by them at or before the Closing; and the Company and Shareholder shall have delivered to InterCept a certificate, in each case signed by one of its authorized signing officers, to all such effects.

     9.2    Litigation. No suit, investigation, action or other proceeding shall
            ----------
be pending or overtly threatened before any court or governmental agency, which has resulted in the restraint or prohibition of InterCept from consummating the Contemplated Transactions, or in the reasonable opinion of counsel for InterCept could result in the obtaining of material damages or other relief from InterCept, in connection with this Agreement or the consummation of the Contemplated Transactions.

     9.3    Opinions of Counsel to the Company and Shareholder. InterCept shall
            --------------------------------------------------
have received from counsel to Shareholder an opinion letter or opinion letters reasonably acceptable to InterCept.

     9.4    Execution and Delivery of Documents. The Company and Shareholder
            -----------------------------------
shall have executed and delivered all the documents required herein; and all other agreements, certificates, and other documents delivered by the Company and Shareholder to InterCept hereunder shall be in form and substance satisfactory to counsel for InterCept.

     9.5    No Adverse Change. The Company shall not have suffered any material
            -----------------
adverse change since the date of this Agreement, and the LLC shall not have suffered any material adverse change since the date of its formation, in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations, including in each case any material adverse change reflected or which should be reflected in the final Disclosure Memorandum or the Final Financials.

     9.6    Required Governmental Approvals. All governmental authorizations,
            -------------------------------
consents, and approvals necessary for the valid consummation of the Contemplated Transactions shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing, and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     9.7    Other Necessary Consents. Shareholder and the Company shall have
            ------------------------
obtained all consents, approvals, and estoppels necessary for the consummation of the Contemplated Transactions, including those listed in the Disclosure Memorandum.

     9.8    Disclosure Memorandum. The Disclosure Memorandum on Closing or the
            ---------------------
Final Financials shall not disclose any material adverse matter that impacts on the Acquired Business, as a whole, that was not disclosed in the Draft Disclosure Memorandum.

     9.9    Shareholder Approval. Shareholder agrees that it will submit this
            --------------------
Agreement to the shareholders of Shareholder for approval, if requested by InterCept (after consultation with Shareholder) after Shareholder has received a notice of the type described in Section 4.30.

     9.10   Delivery of Documents. The Company and Shareholder shall have
            ---------------------
delivered or caused to be delivered to InterCept all of the following agreements:

            (a)   Software Agreement in the form attached hereto as Exhibit
                                                                    -------
8.8(a);
------

            (b)   Escrow Agreement in the form attached hereto as Exhibit
                                                                  -------
8.8(b);
------

            (c)   Registration Rights Agreement in the form attached hereto as
Exhibit 8.8(c); and
--------------

            (d)   Gowlings Escrow Agreement in the form attached hereto as
Exhibit 11.1(a)(iii).
--------------------

Section 10. Termination

     10.1   Termination. Notwithstanding any other provision of this Agreement,
            -----------
this Agreement may be terminated and the Contemplated Transactions abandoned at any time prior to the Effective Time:

            (a)   by mutual consent of InterCept and Shareholder;

            (b) by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach;

            (c) by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any consent of any regulatory authority required for consummation of the Contemplated Transactions shall have been denied by final nonappealable` action of such authority or if any action taken by such authority is not appealed within the time limit for appeal;

            (d) by either party in the event that the Contemplated Transactions shall not have been consummated by January 31, 2001, if the failure to consummate the Contemplated Transactions on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this Section 10.1(d).

     10.2   Effect of Termination. In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) Section 7.13, this Section 10.2 and Section 10.3 shall survive termination.

     10.3   Break-up Fee. If Shareholder terminates this Agreement pursuant to
            ------------
Section 10.1(b) in the event of a material breach by InterCept as provided therein, InterCept shall immediately pay Shareholder $2,000,000 in cash. If InterCept terminates this Agreement pursuant to Section 10.1(b) in the event of a material breach by Shareholder or the Company as provided therein, Shareholder or the Company shall immediately pay InterCept $2,000,000 in cash. The parties acknowledge and agree that the amount of the break-up fee set forth in this
Section 10.3 shall be the exclusive remedy at law of Shareholder and the Company, on one hand, and InterCept, on the other hand, for any claim arising out of any termination of this Agreement or the failure to close the Contemplated Transactions.

Section 11. Payment

     11.1   Payment. In consideration of the sale and transfer to InterCept of
            -------
the Asset Interests and the LLC Interests:

            a. At the Closing, InterCept shall pay the Cash Portion as follows:

                  (i) InterCept shall pay $23,529,945 to or as directed by Shareholder;

                  (ii) InterCept shall pay to the Company an amount equal to $16,470,055 minus the Deferred Amount to or as directed by the Company; and

                  (iii)  $2,500,000 of the Cash Payment (the "Deferred Amount")
                                                              ---------------
shall be set aside in escrow in a trust account for 90 days to be maintained by Shareholder's counsel, Gowling Lafleur & Henderson LLP ("Gowlings"), and used by
                                                         --------
Shareholder at the direction of the Designated Official or either Govin Misir, Dev Misir or Dwayne Mathers on behalf of Shareholder (the "SLM Official") to
                                                           ------------
satisfy in full any general or unknown contingencies of the Company (other than any contingencies related to Excluded Assets) or the LLC as of the Closing

Date, or arising due to circumstances prior to the Closing Date, in the manner set forth below. At the Closing, the parties and Gowlings shall enter into an escrow agreement substantially in the form attached as Exhibit 11.1(a)(iii) (the
                                                       --------------------
"Gowlings Escrow Agreement") which will provide substantially as follows:
 -------------------------

                     a. either the Designated Official or the SLM Official may give notice to Gowlings of any payment for less than $5,000, without notice to the other party;

                     b. after consulting with the SLM Official, the Designated Official may give notice to Gowlings of any payment between $5,000 and $10,000, inclusive, with concurrent notice to Shareholder;

                     c. the SLM Official may give notice to Gowlings of any payment for less than $100,000 without notice to InterCept or the Designated Official; or

                     d. after consulting with the Designated Official, the SLM Official may give notice to Gowlings of any payment of $100,000 or more, with concurrent notice to InterCept;

whereupon, Gowlings shall promptly remit the payment. Gowlings shall have the ability to act as counsel for Shareholder even if there is a dispute pursuant to the Gowlings Escrow Agreement.

          b. At or after the Closing, as applicable, InterCept shall deliver the Share Portion as follows:

               (i) by issuing to Shareholder at the Closing 609,682 shares of Common Stock;

               (ii) by issuing at the Closing (A) 16,151 shares of Common Stock to Shareholder and (B) 242,237 shares of Common Stock to Shareholder as nominee for the benefit of the Company; the aggregate amount of 258,388 shares (the "Escrow Shares") of Common Stock will be held by the Escrow Agent pursuant
      -------------
to an escrow agreement substantially in the form attached hereto as Exhibit
                                                                    -------
8.8(b); and
------

               (iii) by issuing as provided in this clause (iii) 385,872 shares of Common Stock constituting part of the Share Portion, which shares shall be earned by and issued to Shareholder, as nominee for the Company, subject to the terms and conditions set forth below:

                     a. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended March 31, 2001, which payment must be received by InterCept no later than 30 days following March 31, 2001, InterCept shall issue Shareholder 18,239 shares of Common Stock;

                     b. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended June 30, 2001, which payment must be received by InterCept no later than 30 days following June 30, 2001, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               c. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended September 30, 2001, which payment must be received by InterCept no later than 30 days following September 30, 2001, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               d. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended December 31, 2001, which payment must be received by InterCept no later than 30 days following December 31, 2001, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               e. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended March 31, 2002, which payment must be received by InterCept no later than 30 days following March 31, 2002, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               f. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended June 30, 2002, which payment must be received by InterCept no later than 30 days following June 30, 2002, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               g. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended September 30, 2002, which payment must be received by InterCept no later than 30 days following September 30, 2002, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               h. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended December 31, 2002, which payment must be received by InterCept no later than 30 days following December 31, 2002, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               i. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended March 31, 2003, which payment must be received by InterCept no later than 30 days following March 31, 2003, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               j. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended June 30, 2003, which payment must be received by InterCept no later than 30 days following June 30, 2003, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               k. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended September 30, 2003, which payment must be received by InterCept no later than 30 days following September 30, 2003, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               l. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended December 31, 2003, which payment must be received by InterCept no later than 30 days following December 31, 2003, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               m. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended March 31, 2004, which payment must be received by InterCept no later than 30 days following March 31, 2004, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               n. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended June 30, 2004, which payment must be received by InterCept no later than 30 days following June 30, 2004, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               o. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended September 30, 2004, which payment must be received by InterCept no later than 30 days following September 30, 2004, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               p. Upon receipt of payment to InterCept from Bisys or Shareholder in the amount of $480,000 pursuant to the Bisys Contract for monthly processing for the three months ended December 31, 2004, which payment must be received by InterCept no later than 30 days following December 31, 2004, InterCept shall issue Shareholder 18,239 shares of Common Stock;

               q. Notwithstanding the foregoing, in the event the actual amount received by InterCept pursuant to the Bisys Contract (the "Actual Amount") for
                                                           -------------
monthly processing for any three month period as specified in Sections 11.1(b)(iii)a. through 11.1(b)(iii)p. is less than the $480,000, then InterCept shall issue Shareholder shares of its

Common Stock for such three month period equal to the product of: (a) 18,239 shares of common stock, and (b) the quotient of the Actual Amount divided by $480,000.

               r. Upon receipt of payment to InterCept from Cross Country or Shareholder in the amount of $255,000 pursuant to the Cross Country Contract for monthly processing for the three months ended March 31, 2001, which payment must be received by InterCept no later than 30 days following March 31, 2001, InterCept shall issue Shareholder 9,689 shares of Common Stock;

               s. Upon receipt of payment to InterCept from Cross Country or Shareholder in the amount of $255,000 pursuant to the Cross Country Contract for monthly processing for the three months ended June 30, 2001, which payment must be received by InterCept no later than 30 days following June 30, 2001, InterCept shall issue Shareholder 9,689 shares of Common Stock;

               t. Upon receipt of payment to InterCept from Cross Country or Shareholder in the amount of $255,000 pursuant to the Cross Country Contract for monthly processing for the three months ended September 30, 2001, which payment must be received by InterCept no later than 30 days following September 30, 2001, InterCept shall issue Shareholder 9,689 shares of Common Stock;

               u. Upon receipt of payment to InterCept from Cross Country or Shareholder in the amount of $255,000 pursuant to the Cross Country Contract for monthly processing for the three months ended December 31, 2001, which payment must be received by InterCept no later than 30 days following December 31, 2001, InterCept shall issue Shareholder 9,689 shares of Common Stock; and

               v. Upon receipt of payment to InterCept from Cross Country or Shareholder in the amount of $255,000 pursuant to the Cross Country Contract for monthly processing for the three months ended March 31, 2002, which payment must be received by InterCept no later than 30 days following March 31, 2002, InterCept shall issue Shareholder 9,692 shares of Common Stock.

               w. Notwithstanding the foregoing, in the event the actual amount received by InterCept pursuant to the Cross Country Contract (the "Cross Actual
                                                                   ------------
Amount") for monthly processing for any three month period as specified in
------
Sections 11.1(b)(iii)r. through 11.1(b)(iii)v. is less than the $255,000, then InterCept shall issue Shareholder shares of its Common Stock for such three month period equal to the product of: (a) 9,689 shares of Common Stock, and (b) the quotient of the Cross Actual Amount divided by $255,000.

               x. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended March 31, 2001, which payment must be received by InterCept no later than 30 days following March 31, 2001, InterCept shall issue Shareholder 4,560 shares of Common Stock;

               y. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended June 30, 2001, which payment must be received by InterCept no later than 30 days following June 30, 2001, InterCept shall issue Shareholder 4,560 shares of Common Stock;

               z. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended September 30, 2001, which payment must be received by InterCept no later than 30 days following September 30, 2001, InterCept shall issue Shareholder 4,560 shares of Common Stock;

               aa. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended December 31, 2001, which payment must be received by InterCept no later than 30 days following December 31, 2001, InterCept shall issue Shareholder 4,560 shares of Common Stock; and

               bb. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended March 31, 2002, which payment must be received by InterCept no later than 30 days following March 31, 2002, InterCept shall issue Shareholder 4,560 shares of Common Stock;

               cc. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended June 30, 2002, which payment must be received by InterCept no later than 30 days following June 30, 2002, InterCept shall issue Shareholder 4,560 shares of Common Stock;

               dd. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended September 30, 2002, which payment must be received by InterCept no later than 30 days following September 30, 2002, InterCept shall issue Shareholder 4,560 shares of Common Stock;

               ee. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended December 31, 2002, which payment must be received by InterCept no later than 30 days following December 31, 2002, InterCept shall issue Shareholder 4,560 shares of Common Stock;

               ff. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended March 31, 2003, which payment must be received by

InterCept no later than 30 days following March 31, 2003, InterCept shall issue Shareholder 4,560 shares of Common Stock,

               gg. Upon receipt of payment to InterCept from First Capital or Shareholder in the amount of $120,000 pursuant to the First Capital Contract for monthly processing for the three months ended June 30, 2003, which payment must be received by InterCept no later than 30 days following June 30, 2003, InterCept shall issue Shareholder 4,560 shares of Common Stock,

               hh. Notwithstanding the foregoing, in the event the actual amount received by InterCept pursuant to the First Capital Contract (the "First
                                                                          -----
Capital Actual Amount") for monthly processing for any three month period as
---------------------
specified in Sections 11.1(b)(iii)x. through 11.1(b)(iii)gg. is less than the $120,000, then InterCept shall issue Shareholder shares of its Common Stock for such three month period equal to the product of: (a) 4,560 shares of Common Stock, and (b) the quotient of the First Capital Actual Amount divided by $120,000.

          (c) If InterCept receives an amount less than that denoted in Sections 11.1(b)(iii)a. through 11.1(b)(iii)p., Sections 11.1(b)(iii)r. through 11.1(b)(iii)v. and Sections 11.1(b)(iii)x. through 11.1(b)(iii)hh. resulting in the issue of fewer shares of Common Stock than denoted therein, then InterCept, if so requested by Shareholder, will consult with Shareholder regarding the assignment to Shareholder of InterCept's rights in and to the shortfall so that Shareholder can collect the shortfall for its own account.

         At the Closing, InterCept and Shareholder shall deliver to the Escrow Agent an Escrow Agreement in the form of Exhibit 8.8(b) hereto (the "Escrow
                                         -------------               ------
Agreement") which shall provide for the escrow of the Escrow Shares. While the
---------
Escrow Shares are held by the Escrow Agent under the terms of the Escrow Agreement, Shareholder shall be entitled to vote the Escrow Shares as provided in the Escrow Agreement. Dividends, distributions and other proceeds, if any, paid with respect to the Escrow Shares during the escrow period shall be held in escrow and disbursed in accordance with the Escrow Agreement. The Escrow Shares shall be used to satisfy indemnification obligations of Shareholder and the Company, if any, pursuant to Section 7.11 of this Agreement, to assure that the LLC obtains good, valid and marketable title to the Lease-Purchase Assets, free and clear of any and all Permitted Encumbrances, as of a date no later than 180 days after the Closing Date in accordance with the Escrow Agreement and to assure that the Company is liquidated, wound up and dissolved as of a date no later than 180 days after the Closing Date.

Section 12. Miscellaneous

     12.1 Notices. All notices, requests, demands, consents and other
          -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by overnight courier or express mail service or by postage pre-paid certified or registered mail, return receipt requested (the return receipt constituting prima facie evidence of the giving of such notice, request, demand or other communication), by personal delivery, or by fax with confirmation of receipt to the following address or such other address of which a party subsequently may give notice to all the other parties:

To the Company
or Shareholder:                          SLMsoft.com Inc.
                                         1 Yorkdale Road, Suite 600
                                         Toronto, Ontario  M6A 3A1
                                         Attention: Dev Misir and Dwayne Mathers
                                         Fax  No. (416) 789-9078

                                         With a copy to:

                                         Gowling, Lafleur & Henderson LLP
                                         Suite 4900
                                         Commerce Court West
                                         Toronto, Ontario M5L 1J3
                                         Attention:  Howie C. Wong
                                         Fax No. (416) 862-7661


To InterCept:                            The InterCept Group, Inc.
                                         3150 Holcomb Bridge Road, Suite 200
                                         Norcross, GA 30071
                                         Attention: John Collins and Scott R.
                                                    Meyerhoff
                                         Fax: (770) 840-2521

                                         and
                                         ---

                                         Nelson Mullins Riley & Scarborough,
                                         L.L.P.
                                         First Union Building, Suite 1400
                                         999 Peachtree Street
                                         Atlanta, Georgia 30309
                                         Attention: Charles D. Vaughn, Esq.
                                         Fax:  (404) 817-6150

     12.2 Parties Bound by Agreement; Successors and Assigns. The terms,
          --------------------------------------------------
conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns thereof. Neither Shareholder, the Company, nor InterCept may assign their rights, duties or obligations hereunder or any part thereof to any other Person, without the prior written consent of the other party.

     12.3 Entire Agreement. This Agreement, the Disclosure Memorandum and
          ----------------
all other certificates, schedules and other documents delivered pursuant to this Agreement constitute the entire agreement between the parties with respect to the Contemplated Transactions, and supersede and are in full substitution of any and all prior agreements and understandings written or oral between the parties relating to such transactions, including without limitation the original

Purchase Agreement between the parties hereto dated as of, and delivered on, November 29, 2000 (the "Original Agreement") and the original Disclosure
                        ------------------
Memorandum and all other certificates, schedules and other documents delivered pursuant to the Original Agreement. This Agreement amends and restates the Original Agreement in its entirety. Any provision in the Original Agreement, as so amended and restated, that conflicts with this Agreement shall be deemed to be superseded in its entirety and of no effect, and in such event the provisions of this Agreement shall control.

         12.4 Descriptive Headings.  The descriptive headings of the Sections
              --------------------
of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         12.5 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Receipt of a facsimile version of an executed signature page by a party to this Agreement shall constitute satisfactory evidence of execution of this Agreement by such party.

         12.6 Amendments and Waivers. No modification, termination, extension,
              ----------------------
renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

         12.7 Governing Law, Jurisdiction and Venue. This Agreement is executed
              -------------------------------------
by InterCept in, and shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to its conflict of law principles. Shareholder consents to exclusive jurisdiction by the state and federal courts sitting in Fulton County in the State of Georgia.

         12.8 No Third-Party Beneficiaries. With the exception of the parties to
              ----------------------------
this Agreement and the Indemnified Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights accruing by virtue of this Agreement.

         12.9 Gender and Number. Where the context requires, the use of a
              -----------------
pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

         Each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof and this Agreement has been delivered on January 4, 2001.

INTERCEPT:
---------

THE INTERCEPT GROUP, INC., a Georgia corporation


By: /s/ Scott R. Meyerhoff
   -------------------------
   Name:  Scott R. Meyerhoff
   Title: CFO


SHAREHOLDER:
-----------

SLMSOFT.COM INC., a corporation formed under the laws of the Province of Ontario


By: /s/ Dev. Misir
   -----------------
   Name:  Dev. Misir
   Title: EVP


THE COMPANY:
-----------

SLMSOFT.COM INC., a Kansas corporation


By: /s/ Dev. Misir
   -----------------
   Name:  Dev. Misir
   Title: EVP